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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
Serologicals Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEROLOGICALS CORPORATION

5655 Spalding Drive
Norcross, Georgia 30092

NOTICE OF 2005 ANNUAL MEETING OF SHAREOWNERS
MAY 11, 2005

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareowners of Serologicals Corporation ("Serologicals") will be held at 8:00 a.m., local time, on Wednesday, May 11, 2005, at the Renaissance Concourse Hotel Atlanta, 1 Hartsfield Centre Parkway, Atlanta, Georgia 30354, for the following purposes:

  1.
  To elect three Class 1 Directors of the Serologicals Board of Directors to hold office until the 2008 Annual Meeting of Shareowners and until the election and qualification of their respective successors.

  2.
  To consider a proposal to approve the Serologicals Corporation 2005 Incentive Plan.

  3.
  To consider a proposal to amend the Amended and Restated Certificate of Incorporation of Serologicals to increase the number of authorized shares of Serologicals' common stock, par value $0.01 per share (the "Common Stock"), from 50,000,000 to 115,000,000.

  4.
  To ratify the appointment of independent auditors for the fiscal year ending January 1, 2006.

  5.
  To transact such other business as may properly come before the meeting.

        Only holders of record of Common Stock at the close of business on March 23, 2005, are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such shareowners may vote in person or by proxy.

        All shareowners are cordially invited to attend the meeting in person. However, even if you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed envelope so that your shares will be voted at the meeting. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Philip A. Theodore Secretary

        This Notice of Annual Meeting and the accompanying proxy statement and form of proxy are first being distributed to shareowners on or about April 8, 2005.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:    Why am I receiving these materials?

A:    Our Board of Directors (the "Board") is providing these proxy materials to you in connection with our 2005 Annual Meeting of Shareowners, which will take place on Wednesday, May 11, 2005. As a shareowner, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals and items of business described in this proxy statement. The Board is soliciting your proxy to permit us to vote your shares at the Annual Meeting. The proxy that the Board requests accompanies these proxy materials. You will find instructions in the following questions and answers regarding the procedure for submitting your proxy and voting in person at the Annual Meeting.

Q:    What information is contained in this proxy statement?

A:    The information included in this proxy statement relates to the proposals and items of business to be voted on at the Annual Meeting, the voting process, the compensation of our directors, our President and Chief Executive Officer and our four other most highly paid executive officers and other required information.

Q:    How can I obtain a copy of Serologicals' 2004 Annual Report on Form 10-K?

A:    A copy of our 2004 Annual Report on Form 10-K accompanies this proxy statement. You may request another free copy of the 2004 Annual Report on Form 10-K from:

Serologicals Corporation
Attn: Investor Relations
5655 Spalding Drive
Norcross, Georgia 30092

We will furnish to you at no charge any exhibit to the 2004 Annual Report on Form 10-K that you specifically request. Our 2004 Annual Report on Form 10-K is also available on our website at www.serologicals.com.

Q:    What will be voted on at the Annual Meeting?

A:    The proposals or items of business scheduled to be voted on at the Annual Meeting are:

  •
  The election of three Class 1 directors to hold office until the Annual Meeting in 2008.

  •
  The approval of the Serologicals Corporation 2005 Incentive Plan (the "2005 Incentive Plan").

  •
  The amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 50,000,000 to 115,000,000.

  •
  The ratification of the appointment of independent auditors for the 2005 fiscal year.

We will also consider other business that properly comes before the Annual Meeting.

Q:    How does the Board recommend that I vote?

A:    Our Board recommends that you vote your shares "FOR" each of the nominees for election to the Board, "FOR" the approval of the 2005 Incentive Plan, "FOR" the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and "FOR" the ratification of the appointment of independent auditors for the 2005 fiscal year.

Q:    What shares can I vote?

A:    Each share of Common Stock issued and outstanding as of the close of business on March 23, 2005 (the "Record Date"), is entitled to be voted on all matters that come before the Annual Meeting. You may vote all shares owned by you as of the Record Date, including

  •
  shares held directly in your name as the shareowner of record, including shares purchased through our employee stock purchase plans, and

  •
  shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

On the Record Date, we had approximately                        shares of Common Stock issued and outstanding, each of which is entitled to one vote on each proposal or item of business to be conducted at the Annual Meeting.

Q:    What is the difference between holding shares as a shareowner of record and as a beneficial owner?

A:    Most of our shareowners hold their shares through a broker or other nominee (such as a bank) rather than directly in their own name. As summarized below, there are some distinctions between shares owned of record and those owned beneficially.

  Shareowner of Record

  If your shares are registered directly in your name with our transfer agent, EquiServe Trust Company, N.A., you are considered, with respect to those shares, to be the shareowner of record, and these proxy materials are being sent directly to you. As the shareowner of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a brokerage account, by a trustee or by another nominee (such as a bank), you are considered the beneficial owner of shares held in "street name", and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.

  Since a beneficial owner is not the shareowner of record, you may not vote your shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:    How can I attend the Annual Meeting?

A:    You are entitled to attend the Annual Meeting only if you were a shareowner or joint shareowner as of the close of business on the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a shareowner of record or hold your shares through our employee stock purchase plans, your name will be verified against the list of shareowners of record or plan participants on the Record Date prior to your being admitted to the Annual Meeting. If you are not a shareowner of record but hold shares through a broker, trustee or other nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to March 23, 2005, a copy of the voting instruction card provided to you by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the procedures outlined above, you will not be admitted to the Annual Meeting.

        The meeting will begin promptly at 8:00 a.m., local time. Check-in will begin at 7:00 a.m., local time, and you should allow ample time for the check-in procedures.

Q:    How can I vote my shares in person at the Annual Meeting?

A:    Shares held in your name as the shareowner of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:    How can I vote my shares without attending the Annual Meeting?

A:    Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareowner of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. Shareowners of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Shareowners who hold shares beneficially in street name may vote in accordance with the instructions provided by their broker, trustee or nominee.

Q:    Can I change my vote?

A:    You can change your vote at any time prior to the vote at the Annual Meeting. If you are the shareowner of record, you can change your vote by

  •
  granting a new proxy bearing a later date (which automatically revokes the earlier proxy),

  •
  providing a written notice of revocation to our Corporate Secretary prior to your shares being voted or

  •
  attending the Annual Meeting and voting in person.

Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request to vote at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:    Who can help answer my questions?

A:    If you have any questions about the Annual Meeting, how to vote or revoke your proxy, or if you need additional copies of this proxy statement or the voting materials, you should contact Georgeson Shareholder Communications at 1-877-278-4757.

Q:    Is my vote confidential?

A.    Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed, except:

  •
  as necessary to meet applicable legal requirements,

  •
  to allow for the tabulation of votes and certification of the vote, and

  •
  to facilitate a successful proxy solicitation.

Q:    How many shares must be present or represented to conduct business at the Annual Meeting?

A:    The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the shares of Common Stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes (which are discussed below) are counted for the purpose of determining the presence of a quorum.

Q:    How are votes counted?

A:    In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For all other items of business or proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN" from voting on an item of business or a proposal, the abstention has the same effect as a vote "AGAINST" the item of business or proposal. If you provide specific voting instructions with respect to an item of business or a proposal, your shares will be voted as you instruct. If you are a stockholder of record and you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of our nominees for election to the Board, "FOR" approval of the 2005 Incentive Plan, "FOR" the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock from 50,000,000 to 115,000,000 and "FOR" the proposal to ratify the appointment of independent auditors for the fiscal year ending January 1, 2006) and in the discretion of the proxy holders on any other matters that properly come before the meeting. If you are a beneficial owner and you sign your voting instruction card without giving specific voting instructions, the broker is permitted to vote your shares on the election of Directors, the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock and to ratify the appointment of independent auditors. However, under the rules of the Nasdaq Stock Market, your broker may not vote your shares on the proposal relating to the 2005 Incentive Plan, absent instructions from you. Without your voting instructions on the 2005 Incentive Plan, a "broker non-vote" will occur.

Q:    How many votes are required to approve each of the proposals?

A:    In the election of directors, the three persons receiving the highest number of "FOR" votes will be elected. The proposals to approve the 2005 Incentive Plan and to ratify the appointment of independent auditors for the fiscal year ended January 1, 2006 require the "FOR" votes of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. The proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock requires the "FOR" vote of a majority of the shares of our Common Stock outstanding. Any other proposals or items of business presented at the Annual Meeting will require the "FOR" vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. At the Annual Meeting, brokers are not entitled to vote on the proposal to approve the 2005 Incentive Plan without instructions from the beneficial owner. In tabulating the voting result for any particular proposal or item of business, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Assuming that a quorum is obtained, broker non-votes will not affect the outcome of any matter being voted on at the meeting, other than the proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our Common Stock. Broker non-votes will have the same effect as votes against the proposal to amend our Amended and Restated Certificate of Incorporation. Abstentions will have no effect on the election of directors but will have the same effect as votes against the other proposals and any other matters that properly come before the meeting.

Q:    Is cumulative voting permitted for the election of directors?

A:    No.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:    Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Harold W. Ingalls and Philip A. Theodore, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    Who will serve as inspector of elections?

A:    The Corporate Secretary, Philip A. Theodore, will serve as the inspector of elections.

Q:    What should I do if I receive more than one set of voting materials?

A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareowner of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:    How can I obtain a separate set of voting materials?

A:    If you share an address with another shareowner, you may receive only one set of proxy materials (including our 2004 Annual Report on Form 10-K and proxy statement), unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

Serologicals Corporation
Attn: Investor Relations
5655 Spalding Drive
Norcross, Georgia 30092
Telephone: 678-728-2115

We will promptly provide you with a separate copy of the materials, free of charge, if you request them. Similarly, if you share an address with another shareowner and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    The Board is making this solicitation and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have hired Georgeson Shareholder Communications to assist us in the distribution of proxy materials and the solicitation of proxies. We will pay Georgeson a fee of $8,500 for its services and reimburse Georgeson for customary costs and expenses incurred by it. We have agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to shareowners.

Q:    Where can I find the voting results of the Annual Meeting?

A:    We will publish final voting results of the Annual Meeting in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2005.

Q:    What is the deadline to propose actions for consideration at next year's Annual Meeting of Shareowners or to nominate individuals to serve as directors?

A:    You may submit proposals, including director nominations, for consideration at future shareowner meetings.

  Shareowner Proposals:    For a shareowner proposal to be considered for inclusion in our proxy statement for the 2006 Annual Meeting, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than December 1, 2005. If the date of the 2006 Annual Meeting is moved more than 30 days before or after the anniversary date of the 2005

  Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Shareowner proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Serologicals Corporation
5655 Spalding Drive
Norcross, Georgia
Fax: 678-728-2020

  For a shareowner proposal that is not intended to be included in Serologicals' proxy statement under Rule 14a-8, the shareowner must give timely written notice of his or her proposal to the Corporate Secretary in accordance with our By-laws. To be timely given with respect to the 2006 Annual Meeting, the notice of a shareowner proposal must be delivered to or mailed and received at our principal executive offices

    •
    Not earlier than the close of business on February 10, 2006, and

    •
    Not later than the close of business on March 12, 2006.

  If the date of the 2006 Annual Meeting is not within 30 days before or after the anniversary of the 2005 Annual Meeting, then notice of a shareowner proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no later than the close of business on the tenth day after public announcement of the meeting date. The shareowner who gives the notice must have been a shareowner at the time the notice was given and must be entitled to vote at the meeting during which the business set forth in the proposal will be considered. The notice must set forth as to each matter the shareowner proposes to bring before the meeting the following information:

    •
    A brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting,

    •
    The name and address, as they appear on our stock transfer records, of the shareowner proposing the business,

    •
    The class and number of shares of Common Stock that the shareowner beneficially owns, and

    •
    A description of all arrangements or undertakings between the shareowner and any other person or persons (including their names) in connection with such business and any material interest of the shareowner in such business.

          The shareowner must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") that apply to the proposal.

  Nomination of Director Candidates:    A shareowner may nominate a person or persons for election to our Board of Directors by giving timely written notice of his or her nomination to the Corporate Secretary. To be timely given with respect to the 2006 Annual Meeting, the notice must be delivered to or mailed and received at our principal executive offices

    •
    Not earlier than the close of business on February 10, 2006, and

    •
    Not later than the close of business on March 12, 2006.

  If the date of the 2006 Annual Meeting is not within 30 days before or after the anniversary of the 2005 Annual Meeting, then notice of a shareowner nomination must be received no later than the close of business on the tenth day after public announcement of the meeting date. The shareowner who makes the nomination must have been a shareowner at the time the nomination was made and must be entitled to vote at the meeting during which the nomination will be considered. The notice must set forth the following information:

    •
    As to each person nominated, all information relating to such person that is required to be disclosed in a solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14 under the Exchange Act (including such person's written consent to being named as a nominee and to serve as a director if elected),

    •
    The name and address, as they appear on our stock transfer records, of the shareowner making the nomination,

    •
    The class and number of shares of Common Stock that the shareowner beneficially owns, and

    •
    A description of all arrangements or undertakings between the shareowner and any other person or persons (including their names) in connection with such nomination and any material interest of the shareowner in such nomination.

  The shareowner must also comply with all applicable requirements of the Exchange Act that apply to the nomination.

  Copy of Bylaw Provisions:    You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

Q:    How may I communicate with members of the Board or the non-management directors on the Board?

A:    The Board provides a process for shareowners to send communications to the Board or to any one or more of the individual directors on the Board. You may do so by sending a written communication to our Corporate Secretary at our principal executive offices. The Corporate Secretary will forward your communication to the Board or to the director that you specify promptly after receiving it. The Corporate Secretary will forward all such communications received without reviewing or editing them. The Chairman of the Board, or the director to whom your communication is addressed, if other than the Chairman of the Board, will decide whether and how to respond to your communication. Such person may consult with the Corporate Secretary regarding his or her response.

Q:    Do we have a policy regarding director attendance at Annual Meetings of Shareowners?

A:    Yes. We require that all directors attend each Annual Meeting of Shareowners unless absence is excused by the Chairman for good cause. All directors who were serving at the time of the 2004 Annual Meeting of Shareowners attended the meeting.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence

        The Board has determined that nine of the ten current members of our Board of Directors, including the three directors nominated for election at the 2005 Annual Meeting, have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and are independent within the meaning of the director independence standards of the Nasdaq Stock Market, Inc. ("Nasdaq"), as currently in effect. Furthermore, the Board has determined that each of the members of each of the committees of the Board has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the meaning of the Nasdaq independence standards. Mr. David A. Dodd, who serves as our President and Chief Executive Officer, is not independent within the meaning of the Nasdaq standards.

Meetings of the Board; Committees

        During the fiscal year ended January 2, 2005, our Board held six meetings. Each of the directors attended 75% or more of the aggregate number of meetings held in fiscal 2004 of our Board and committees on which he served while he was a director, other than Dr. Shatkin, who joined our Board in October 2004. The Board of Directors currently has the following standing committees: the Compensation and Human Resources Committee, the Audit Committee, the Corporate Governance and Nominating Committee, and the Research, Development and Regulatory Affairs Committee. The following table sets forth the membership of our Committees:

Director	Compensation and Human Resources	Audit	Corporate Governance and Nominating	Research, Development and Regulatory Affairs
Christoffersen				X (Chair)
Clanin		X (Chair)	X
Fetzer		X	X(Chair)
Gelbman	X			X
Moufflet	X	X
Shatkin				X
Shaw				X
Tilton	X (Chair)		X

Mr. O'Connell, the Chairman of our Board, is an ex officio member of the committees of our Board.

Compensation and Human Resources Committee

        The Compensation and Human Resources Committee is responsible for approving (or, at the election of the Compensation and Human Resources Committee, recommending to the Board) compensation arrangements for our officers, succession planning, reviewing benefit plans and administering our various stock option and other equity-related plans. The Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee are jointly responsible for evaluating the compensation to be paid to our non-employee directors and for making recommendations to the Board regarding such compensation. The Committee operates pursuant to a written charter, which is posted on our website at www.serologicals.com/corporategovernance. This Committee held eight meetings during fiscal 2004.

Audit Committee

        The Audit Committee is responsible for providing oversight of our activities relating to financial matters to ensure that they are conducted in a legal and ethical manner. This Committee oversees our financial reporting, control and internal and external audit functions and is responsible for appointing our independent auditors, evaluating the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls and reviewing any non-audit services performed by the independent auditors. In addition, the Committee reviews with management and the independent auditors proposed interim financial statements. The Audit Committee operates pursuant to a written charter, a copy of which is attached to this Proxy Statement as Appendix A and which is posted on our website at www.serologicals.com/corporategovernance. Each member of the Audit Committee is independent within the meaning of the director independence standards of Section 10A of the Exchange Act. Mr. Clanin, who serves as Chairman of the Audit Committee, is an "audit committee financial expert" as defined in the rules of the Securities and Exchange Commission ("SEC"). This Committee held four meetings during fiscal 2004.

Research, Development and Regulatory Affairs Committee

        The Research, Development and Regulatory Affairs Committee is responsible for overseeing our compliance with respect to non-financial regulatory matters and for oversight of our research and development activities and the strategies and tactics for research and development, including synchronizing these strategies and tactics with the necessary human, facility and other material resources. During fiscal 2004, the Committee met two times.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee reviews with the Board on an annual basis the appropriate skills and characteristics required on the Board in the context of our strategic direction; manages the process whereby the full Board annually assesses its performance; manages the process whereby the current Board members are evaluated by the Board at the time they are considered for re-nomination; recommends for Board approval a definition of what constitutes an independent director; investigates any potential conflict of interest by a director as assigned to it by the Board; recommends to the Board the existing Board members to be re-nominated; manages the process whereby new directors are solicited, interviewed, nominated and orientated; recommends Committee assignments; and reviews Board guidelines and Committee charters. The Corporate Governance and Nominating Committee and the Compensation and Human Resources Committee are jointly responsible for evaluating the compensation to be paid to our non-employee directors and for making recommendations to the Board regarding such compensation. The Charter of the Corporate Governance and Nominating Committee is posted on our website at http://www.serologicals.com/corporategovernance. This Committee met two times during fiscal 2004.

Consideration of Director Nominees

Shareowner Nominees

        The policy of the Corporate Governance and Nominating Committee is to consider nominations for directors from shareowners that meet the criteria for nominees described below under the caption "Director Qualifications." A shareowner wishing to nominate an individual for election to the Board should send the nomination, together with a statement of the individual's experience and qualifications and a signed consent of the individual to serve if nominated and elected, to our Corporate Secretary at our principal executive office.

        In addition, our By-Laws permit shareowners to nominate directors for consideration at an annual meeting of our shareowners. A description of the process for nominating directors in accordance with the By-Laws is set forth under the caption "Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year's Annual Meeting of Shareowners or to nominate individuals to serve as directors?" on page 5.

Director Qualifications

        The Corporate Governance and Nominating Committee has adopted a profile for candidates for nomination to the Board. The Committee believes that all candidates should possess the following qualities:

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  Integrity—honesty accompanied by high ethical standards;

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  Accountability—the willingness to act on and be accountable for decisions;

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  Informed Judgment—the ability to obtain relevant information and to process that information in a way that reflects good judgment;

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  Mature Confidence—the maturity to value the Board's performance over the candidate's own performance while asking tough questions and asserting one's own ideas;

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  Respect for Others—the willingness to listen to others; and

  •
  High Performance Standards—a history of achievement that reflects high standards not only for himself or herself but also for those with whom they work.

        In addition to the qualities expected of all candidates, the Committee believes that each candidate for nomination to the Board should possess one or more of the following specific competencies:

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  expertise in accounting and finance;

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  operating business judgment;

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  understanding of management best practices in the industry;

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  relevant industry knowledge;

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  understanding of management best practices in general;

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  experience in crisis management;

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  leadership on other boards or in other management teams; and

  •
  strategic thinking ability.

Identifying and Evaluating Nominees for Directors

        The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for election to our Board. Candidates may come to the attention of the Committee through other members of our Board, professional search firms, shareowners and others. Candidates are evaluated first by the chairman of the Committee and then by the Chairman of the Board and our President and Chief Executive Officer. Candidates that such persons believe to be worthy of further consideration are then interviewed by the other members of the Board. Candidates identified by shareowners will be evaluated in a similar manner.

Compensation and Human Resources Committee Interlocks and Insider Participation

        None of the members of the Compensation and Human Resources Committee is a former or current officer or employee of us or any of our subsidiaries. None of our executive officers currently serves on the compensation committee or board of directors of any other company of which any member of our Compensation and Human Resources Committee is an executive officer.

Compensation of Directors

        Employee directors are not compensated for their Board service. During fiscal 2004, the non-executive Chairman of the Board of Directors was paid an annual retainer of $40,000 and each other non-employee member of the Board received an annual retainer of $25,000. The Chairman of the Audit Committee and the Chairman of the Compensation and Human Resources Committee received additional annual retainers of $10,000 for their service in such capacities. Other Committee chairmen received an annual retainer of $5,000. Non-employee members of the Board who served as committee members, other than the chairmen of the committees, received an additional annual retainer of $2,000 for each committee on which the member served. During fiscal 2004, non-employee members of the Board also received $1,500 for each meeting of the Board attended in person and $1,500 for each committee meeting attended in person. Such members of the Board were paid for all formal in-person committee meetings and formal in-person meetings of the Board regardless of whether the meetings were held on the same day. The meeting fees for any one calendar day were capped at $3,000. Board members were not separately compensated for participating in telephonic meetings. Non-employee directors were also reimbursed for out-of-pocket expenses in connection with attendance at such meetings. We expect that the cash compensation arrangements for members of our Board described above will remain in effect during fiscal 2005.

        Each non-employee director may elect to receive his or her cash compensation either in cash, shares of Common Stock (at 85% of fair market value) or partly in cash and partly in shares of Common Stock. Once made, the election or change in election will apply to all annual retainer and meeting fees which become payable to the director during the calendar year following the election. In addition, an eligible director may defer the receipt of the Common Stock until

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  a date so designated by the director or

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  the date the director ceases to serve as a director due to death, disability, expiration of term or resignation.

        During fiscal 2004, each non-employee director received a grant of options to purchase shares of Common Stock. The non-executive Chairman of the Board received an option to purchase 15,000 shares. Each other director received an option to purchase 10,000 shares. The options had a term of six years and vest over the first twelve months after grant at the rate of 25% per quarter. The exercise price of options granted to non-employee directors was the fair market value of a share of our Common Stock on the date of the grant.

        If our shareowners approve the 2005 Incentive Plan, our non-employee directors will become participants under such plan. Based on the recommendation of a compensation consultant, our Board has determined that, if the 2005 Incentive Plan is approved by our shareowners, our non-employee Chairman of the Board will receive an award of options to acquire 15,000 shares of our Common Stock and 2,700 restricted stock units with respect to his service during fiscal 2005. Our other non-employee directors will receive awards of options to acquire 10,000 shares of our Common Stock and 1,600 restricted stock units. The options granted to our non-employee directors will have an exercise price equal to the fair market value of a share of our Common Stock on May 11, 2005, the effective date of the grant; will vest on May 11, 2006, if the non-employee director remains a member of our Board of Directors on such date; and will have a term of seven years. The restricted stock units granted to our non-employee directors will represent one share of our Common Stock, will be granted effective as of May 11, 2005, and will vest on May 11, 2006, if the non-employee director remains a member of our Board of Directors on such date. We will pay each of our non-employee directors an amount of cash equal to the value of a share of our Common Stock on the date that the restricted stock units vest.

        The Compensation and Human Resources Committee and the Corporate Governance and Nominating Committee of our Board of Directors are jointly responsible for evaluating the compensation to be paid to our non-employee directors and for making recommendations to the Board regarding such compensation. Such Committees are authorized to use their discretion in making this determination and, in doing so, may take into account such factors as they deem to be appropriate. During the term of the 2005 Incentive Plan, the Committees may, in their discretion, recommend to our Board that the number and types of awards to be granted to our non-employee directors under the 2005 Incentive Plan should be altered. The Board is authorized to accept such recommendation without seeking shareowner approval of the revised compensation arrangements.

Code of Ethics

        We have adopted a code of ethics applicable to our chief executive officer, chief financial officer, chief accounting officer and controller and other senior financial officers. The code of ethics is publicly available as Exhibit 14 to our Annual Report on Form 10-K for fiscal 2004. It is also posted on our website at http://www.serologicals.com/corporategovernance.

Non-Executive Sessions

        At the beginning of each meeting of the Board, the Board conducts a session in which Mr. Dodd, the sole management director, does not participate. Mr. O'Connell, the non-executive Chairman of the Board, establishes the agenda for these sessions.

PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE
ELECTION OF DIRECTORS

        Our Board consists of ten members and is divided into three classes. Our Amended and Restated Certificate of Incorporation and By-laws provide that three nominees should be considered for election as Class 1 directors at the Annual Meeting. Each of the three directors elected at the Annual Meeting will serve a full three-year term as a Class 1 director. Our Board, based on the recommendation of the Corporate Governance and Nominating Committee, has nominated Robert J. Clanin, Gerard M. Moufflet and Lawrence E. Tilton for these directorships. Each of the nominees is now one of our directors.

        Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted FOR the election of Messrs. Clanin, Moufflet and Tilton. The three persons receiving the highest number of "FOR" votes at the Annual Meeting will be elected. Proxies may not be voted for a greater number of persons than the number of nominees named. If, for any reason, at the time of the election any of the nominees is unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. Each of the nominees has agreed to serve if elected.

        Information regarding the persons nominated for election at the Annual Meeting and the members of the Board whose terms of office will continue following the Annual Meeting is set forth below. Our Board recommends a vote FOR the election to the Board of each of the nominees.

NOMINEES FOR DIRECTOR WHOSE TERMS OF OFFICE
WILL EXPIRE IN 2008
(CLASS 1)

Name of Director	Age	Has Been a Director of Serologicals Since
Robert J. Clanin	61	2003
Gerard M. Moufflet	61	2001
Lawrence E. Tilton	69	1996

DIRECTORS WHOSE TERMS OF OFFICE
WILL CONTINUE AFTER THE 2005 ANNUAL MEETING

Directors Whose Terms Expire in 2006 (Class 2)

Name of Director	Age	Has Been a Director of Serologicals Since
David A. Dodd	55	2000
Wade Fetzer, III	67	1997
Ronald G. Gelbman	57	2002

Directors Whose Terms Expire in 2007 (Class 3)

Name of Nominee	Age	Has Been a Director of Serologicals Since
Ralph E. Christoffersen, Ph.D.	67	2001
Desmond H. O'Connell, Jr.	69	1998
Aaron J. Shatkin	70	2004
George M. Shaw, M.D., Ph.D.	51	1993

        Ralph E. Christoffersen, Ph.D. has served as a director of Serologicals since August 2001. Dr. Christoffersen is the chairman of the Research, Development and Regulatory Affairs Committee. He has been a Partner at Morgenthaler Ventures, a private equity firm, since July 2001. Dr. Christoffersen previously served as the Chairman of the Board of Ribozyme Pharmaceuticals Inc., a company involved in developing ribozyme-based therapeutic agents ("RPI"), and as Chief Executive Officer and President of RPI from 1992 until July 2001. Prior to joining RPI, Dr. Christoffersen was Senior Vice President in charge of U.S. research operations at SmithKline Beecham Pharmaceuticals, a pharmaceutical development and manufacturing firm. Prior to his employment at SmithKline Beecham, he served as Vice President of Discovery Research for The Upjohn Company, a pharmaceutical development and manufacturing firm. He serves on the Boards of the Colorado BioScience Association (Chair), Replidyne Corporation, GlobeImmune, Inc., Threshold Pharmaceuticals and Morphotek Inc. His strong academic background includes serving as President of Colorado State University and as Vice Chancellor for Academic Affairs and Professor of Chemistry at the University of Kansas.

        Robert J. Clanin has served as a director of Serologicals since October 2003. He is the chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee. From 1994 until his retirement on January 1, 2001, Mr. Clanin served as Senior Vice President and Chief Financial Officer of United Parcel Service, Inc., a global package delivery company. Mr. Clanin also serves as a director of CP Ships Limited, John Harland Company and Caraustar Industries, Inc. and as Chairman of the Board of Directors of Overseas Partners Ltd.

        David A. Dodd has served as President, Chief Executive Officer and a director of Serologicals since June 2000. From August 1995 to June 2000, Mr. Dodd served as President and Chief Executive Officer of Solvay Pharmaceuticals, Inc., a U.S. subsidiary of an international chemical and pharmaceutical group, and as a member of the Management Board for the Pharmaceutical Sector of Solvay S.A. In addition, Mr. Dodd served as Chairman of the Board of Unimed Pharmaceuticals, Inc., a subsidiary of Solvay, from July 1999 to June 2000. Prior to joining Solvay, Mr. Dodd served in a number of management and executive positions for major life science corporations, including American Home Products Corporation, Bristol-Myers Squibb Company and Abbott Laboratories. Mr. Dodd currently also serves on the board of directors of three non-profit organizations, the American Foundation for Suicide Prevention, of which he is the Chairman, the Georgia Biomedical Partnership and the Metropolitan Atlanta Chamber of Commerce.

        Wade Fetzer, III has been a director of Serologicals since December 1997 and is a member of the Audit Committee and the Chairman of the Corporate Governance and Nominating Committee. Mr. Fetzer joined the Goldman Sachs Group, a global investment banking, securities and investment management firm, in 1971, where he was a General Partner from 1986 to 1994 and a Limited Partner from 1994 to 1999. He is currently a Retired Partner. Mr. Fetzer serves as Chairman Emeritus for the University of Wisconsin Foundation, on the Kellogg Alumni Advisory Board and on the Boards of Directors of Potash Corporation, Sphere Communications Inc. and Northern Star Broadcasting Corp.

        Ronald G. Gelbman has been a director of Serologicals since November 2002 and is a member of the Compensation and Human Resources Committee and the Research, Development and Regulatory Affairs Committee. Mr. Gelbman retired in 2000 from Johnson & Johnson, a healthcare-products manufacturing firm, where he was a member of the Executive Committee, serving as Worldwide Chairman, Health Systems and Diagnostics. Prior to that, he was Worldwide Chairman, Pharmaceuticals and Diagnostics. Mr. Gelbman began his professional career at Johnson & Johnson in 1972, serving in a variety of positions both domestically and internationally throughout his 28 year tenure. Mr. Gelbman currently serves on the Board of Directors of Haemonetics Corporation. Mr. Gelbman also serves on the Board of Trustees of Rollins College, Ringling School of Art & Design, the Sarasota, Florida YMCA and The Out-of-Door Academy.

        Gerard M. Moufflet has been a director of Serologicals since April 2001 and is a member of the Audit Committee and the Compensation and Human Resources Committee. Mr. Moufflet has been the Chief Executive Officer and Founder of Acceleration International, a private equity investment firm focused on healthcare, since January 2002. Mr. Moufflet was a Managing Director for Advent International, a private equity investment firm, from 1989 to December 2001. From 1972 to 1989, Mr. Moufflet served in various capacities for Baxter International, a provider of healthcare products and services, most recently as Corporate Vice President responsible for various European operations. Mr. Moufflet serves as a director of Curative Health Services Inc., American Dental Partners, Harvard Dental School and several private companies, including Kika Medical and Thommen Medical.

        Desmond H. O'Connell, Jr. has been a director of Serologicals since July 1998 and has served as Chairman of the Board of Directors since May 2000. From September 1999 until June 2000, Mr. O'Connell served as interim President and Chief Executive Officer of Serologicals. Since 1990, Mr. O'Connell has been an independent management consultant. Mr. O'Connell was with the BOC Group, PLC, an industrial gas and healthcare company, in senior management positions from 1980 to 1990 and was a member of the Board of Directors of BOC Group, PLC from 1983 to 1990. From April 1990 until September 1990, Mr. O'Connell was President and Chief Executive Officer of BOC Healthcare. From 1986 to April 1990, he was Group Managing Director of BOC Group, PLC. Prior to joining BOC, Mr. O'Connell held various positions at Baxter Laboratories, Inc., a healthcare manufacturing firm, including Chief Executive of the Therapeutic and Diagnostic Division and Vice President, Corporate Development. Mr. O'Connell is currently a member of the Board of Directors of Abiomed, Inc., a publicly traded manufacturer and marketer of cardiac assist devices, and of VueSonix Sensors Inc., a privately held company that has developed technology for the measurement of blood velocity.

        Aaron J. Shatkin, Ph.D, has been a director of Serologicals since October 2004. He is a member of the Research, Development and Regulatory Affairs Committee. Dr. Shatkin, a member of the National Academy of Sciences and the American Academy of Arts and Sciences, is one of the world's preeminent biotechnologists. He currently serves as the Director for the Center for Advanced Biotechnology and Medicine, as well as a professor of Molecular Genetics and Microbiology at the Robert W. Johnson Medical School. He also serves as a professor of Molecular Biology at Rutgers University. Dr. Shatkin is a member of numerous biomedical societies, including the American Society for Microbiology, American Society for Virology, American Society for Cell Biology and the American Society for Biochemistry and Molecular Biology.

        George M. Shaw, M.D., Ph.D. has been a director of Serologicals since August 1993. Dr. Shaw is a member of the Research, Development and Regulatory Affairs Committee. Dr. Shaw is an Investigator with the Howard Hughes Medical Institute, a not-for-profit medical research organization, and Professor, Division of Hematology/Oncology (Department of Internal Medicine) at the University of Alabama at Birmingham, where he has served on the faculty since 1985. Dr. Shaw has served as the Senior Scientist at the Center for AIDS Research and as Senior Scientist at the Comprehensive Cancer Center at the University of Alabama at Birmingham since July 1988. Dr. Shaw serves as an External Advisory Committee Member of the Aaron Diamond AIDS Research Center.

        Lawrence E. Tilton has been a director of Serologicals since July 1996. Mr. Tilton is chairman of the Compensation and Human Resources Committee and a member of the Corporate Governance and Nominating Committee. Mr. Tilton retired from American Cyanamid Company, a diversified chemical and pharmaceutical company, in December 1994. From 1960 until 1994, Mr. Tilton served in various capacities within American Cyanamid, including as President of the Lederle Laboratories Division from December 1993 until his retirement and President, Lederle Consumer Health from December 1990 to December 1993.

PROPOSAL TWO
APPROVAL OF THE SEROLOGICALS CORPORATION
2005 INCENTIVE PLAN

Background

        On March 15, 2005, our Board, at the recommendation of the Compensation and Human Resources Committee (the "Committee"), approved the Serologicals Corporation 2005 Incentive Plan (the "2005 Incentive Plan"), under which 10,000,000 shares of our Common Stock will be reserved for issuance (approximately      % of the outstanding shares as of March 23, 2005). Shares previously reserved for issuance under the Serologicals Corporation Stock Incentive Plan, which was approved by our shareowners on May 8, 2001 (the "Prior Plan"), that remain available for grants under the Prior Plan and any shares subject to awards under the Prior Plan that subsequently are forfeited, cancelled or expire unexercised also will be available under the 2005 Incentive Plan. The purposes of the 2005 Incentive Plan are to encourage ownership of our Common Stock by key persons whose long-term employment and service is considered essential to our continued progress and to provide cash awards to such persons based on the increase in the value of our Common Stock. Such awards are intended to align participants' and shareowners' interests.

        The adoption of the 2005 Incentive Plan is subject to approval by our shareowners. In accordance with applicable Nasdaq listing standards, the Board is asking our shareowners to approve the 2005 Incentive Plan so that we may use the shares reserved for the 2005 Incentive Plan to assist us in achieving our goals of increasing profitability and shareowner value, while also receiving a federal income tax deduction for certain compensation paid under the 2005 Incentive Plan under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), and for qualifying such shares for special tax treatment under Section 422 of the Code. The 2005 Incentive Plan will replace and supersede the Prior Plan. The Prior Plan automatically will terminate as of the date our shareowners approve the 2005 Incentive Plan (except that such termination will not affect any grants or awards outstanding under the Prior Plan).

        The 2005 Incentive Plan has a number of special terms and limitations, including:

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    Certain of the awards that may be issued pursuant to the 2005 Incentive Plan, such as restricted stock, are characterized as "full-value awards." The shares of our Common Stock reserved for issuance pursuant to the 2005 Incentive Plan may be issued in the form of full-value awards and other types of awards. If a share of our Common Stock is issued pursuant to the grant or exercise of a full-value award, the number of shares remaining for issuance pursuant to the 2005 Incentive Plan will be reduced by two shares. If a share of our Common Stock is issued pursuant to the grant or exercise of an award other than a full-value award, the number of shares remaining for issuance pursuant to the 2005 Incentive Plan will be reduced by one share.

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    The exercise price of an option may not be reduced below the fair market value of a share of our Common Stock at the time the option was granted without shareowner approval (other than in connection with a change in our capitalization).

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    Shareowner approval is required for certain types of amendments to the 2005 Incentive Plan.

        Our Board recommends a vote FOR the approval of the 2005 Incentive Plan.    Approval of the 2005 Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to be voted on the proposal at the Annual Meeting.

Summary of 2005 Incentive Plan

        The following is a summary of the 2005 Incentive Plan. A copy of the 2005 Incentive Plan is attached as Appendix B to this proxy statement. The following summary is qualified by reference to the copy of the 2005 Incentive Plan.

        Administration and Eligibility.    The 2005 Incentive Plan will be administered by the Committee. The Committee has the authority, in its discretion, to determine

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  the key employees, non-employee directors, contractors and consultants who will receive awards,

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  the type or types of awards to be granted to each participant,

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  the number of shares of our Common Stock to which an award will relate,

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  the terms and conditions of any award,

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  whether, to what extent and under what circumstances an award may be settled, or the exercise price of an award may be paid, in cash, shares of our Common Stock, other awards or other property,

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  whether, to what extent and under what circumstances an award may be canceled, forfeited, or surrendered and

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  whether any performance goals to which the settlement of an award is subject have been satisfied.

The Committee also has the power to accelerate or waive any of the terms and conditions that it imposes on any award.

        Awards may be granted under the 2005 Incentive Plan to our key employees, contractors and consultants, the key employees, contractors and consultants of our affiliates, and our non-employee directors. However, incentive stock options may be granted only to our key employees and those of our subsidiaries. There are approximately 1,000 employees eligible to receive awards under the 2005 Incentive Plan. The Committee, in its discretion, selects the employees to whom awards may be granted and the time or times at which such awards are granted.

        The Committee may delegate to our executive officers the authority to perform such functions, including, without limitation, the selection of participants and the grant of awards, to the extent permitted under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant awards, perform such functions or make any determination affecting or relating to our executive officers.

        Section 162(m) Limitations.    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit, if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan for a specified period. Accordingly, the 2005 Incentive Plan provides that no participant in the 2005 Incentive Plan may be granted in any calendar year

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  options to purchase more than 500,000 shares of our Common Stock,

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  stock appreciation rights with respect to more than 500,000 shares of our Common Stock,

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  more than 200,000 shares of restricted stock,

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  restricted stock units with respect to more than 100,000 shares of our Common Stock,

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  performance share units with respect to more than 100,000 shares of our Common Stock or

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  other stock-based awards with respect to more than 500,000 shares of our Common Stock for other stock-based awards that are not full-value awards and with respect to more than 200,000 shares of our Common Stock for other stock-based awards that are full-value awards, except that the Committee may make an award without regard to the limitations in connection with the initial employment of a person selected by the Committee to become a participant, if the Committee determines, in its discretion, that making a grant in excess of the limitations is in the best interests of us and our shareowners. The maximum amount payable pursuant to a short-term incentive bonus cash award granted under the 2005 Incentive Plan for any calendar year to any employee is $2,500,000. Shareowner approval of this proposal will constitute shareowner approval of these limitations for Section 162(m) purposes.

        Section 409A Compliance.    Section 409A of the Code, which was enacted in late 2004, provides that non-qualified deferred compensation plans must meet specified rules relating to the timing of deferral elections, the timing of distributions of the deferred compensation and changes in the form or timing of payments of deferred compensation. Section 409A also imposes limits on the manner in which non-qualified deferred compensation plans may be funded and specifies penalties that will apply to a non-qualified deferred compensation plan that does not meet the rules. If a non-qualified deferred compensation plan fails to comply with the requirements of Section 409A, the following penalties will apply:

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  all deferrals (and earnings) under the noncompliant arrangement will be included in income in the year of the violation, to the extent vested,

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  the plan beneficiary will incur additional income tax of 20% of the deferrals and earnings included in income as a result of the violation and

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  the beneficiary also will incur interest on a deemed underpayment of tax from the year of deferral (or if later, the year the deferral was vested) at the standard underreporting interest rate plus 1%.

        We intend that the 2005 Incentive Plan and the awards granted pursuant to the 2005 Incentive Plan meet the requirements of Section 409A of the Code to the extent applicable. The Committee will administer the 2005 Incentive Plan in accordance with the requirements of Section 409A so that any compensation deferred under awards granted under the 2005 Incentive Plan will not be subject to taxation under Section 409A of the Code. Accordingly, the 2005 Incentive Plan provides that, to the extent an award is subject to Section 409A of the Code, such Award will be paid as provided in the award agreement on the earliest to occur of

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  death,

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  disability,

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  separation from service with us and all of our affiliates or, in the case of certain employees, six months after a separation from service with us and all of our affiliates,

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  a "change in control event" (within the meaning of Section 409A of the Code), or

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  a fixed date as specified by the Committee in the applicable award agreement.

In addition, payment of an award that is subject to Section 409A of the Code will not be accelerated, except as provided in regulations issued by the Secretary of the Treasury under Section 409A of the Code.

        Types of Awards Authorized.    Pursuant to the 2005 Incentive Plan, the Committee is authorized to issue awards consisting of stock options, deferred stock units, performance share units, restricted stock, restricted stock units, stock appreciation rights ("SARs") and other stock-based awards and cash payments. The following information describes the types of awards that are authorized by the 2005 Incentive Plan:

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  Options.    An option is a right granted to a participant under the 2005 Incentive Plan to purchase a share of our Common Stock at a specified price during a specified period of time. Options may be either "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options. The Committee will determine the exercise price of options at the time the options are granted. The exercise price may not be less than the fair market value of a share of our Common Stock on the date such option is granted. The fair market value of a share of our Common Stock is the mean of the high and low sales prices for our Common Stock on the date the option is granted as reported on the stock exchange or market on which our Common Stock is primarily traded (or if no sales were reported that day, the next preceding day on which a sale occurred). As of January 3, 2005, the mean of the highest and lowest quoted sales prices of our Common Stock was $21.92 per share. No option may be repriced to reduce the exercise price of such option without shareowner approval (except in connection with a change in our capitalization). The Committee will determine when options become exercisable and, in its discretion, may accelerate the vesting of any outstanding options. The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The 2005 Incentive Plan permits the Committee to determine whether the exercise price of an option will be paid in cash, by surrender of other shares of our Common Stock or a combination of cash and shares of our Common Stock or in other property, and the means or methods of payment, including by "attestation" or through "cashless exercise" arrangements. The maximum number of shares of our Common Stock that may be issued pursuant to incentive stock options under the 2005 Incentive Plan is 655,200 shares, subject to adjustment upon a change in our capitalization.

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  Deferred Stock Units.    A deferred stock unit is an award that is valued in reference to the fair market value of a share of our Common Stock and that may be payable in cash or shares of our Common Stock at a specified date as elected by the participant to whom the deferred stock unit is awarded. The Committee is authorized to award deferred stock units to participants in lieu of payment of a bonus or other award if the participant elects to receive the deferred stock unit. The Committee may grant deferred stock units valued in excess of the bonus or award deferred. For example, under our existing incentive plan, the Committee grants deferred stock units at 85% of the fair market value of a share of our Common Stock to executives who have earned cash bonuses and who elect to receive deferred stock units instead of cash. The deferred stock units are granted at a discount to encourage such executives to acquire additional shares of our Common Stock in lieu of receiving cash bonuses. The Committee intends to continue this practice under the 2005 Incentive Plan. A participant must make an election to receive a deferred stock unit in the calendar year before the calendar year in which the services related to the award are first performed. The Committee may require a participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a participant to elect to defer, receipt of all or any portion of any payment of cash or shares of our Common Stock that otherwise would be due to such participant in payment or settlement of an award to the extent that doing so is consistent with Section 409A of the Code. Settlement of any deferred stock units will be made in a single sum of cash or in shares of our Common Stock.

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  Performance Share Units.    A performance share unit is an award, the value of which is equal to the fair market value of one share of our Common Stock and which is payable in cash or shares of our Common Stock, or a combination of both, upon the achievement of specified performance goals within a specified performance cycle. The Committee is authorized to grant performance share units to participants and to establish the performance goal or goals and the performance cycle applicable to such awards and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. Performance goals are based on business criteria selected by the Committee that are to be achieved during a performance cycle. The business criteria may include, among other things, earnings per share, operating income, net income, cash flow, gross profit, return on investment, gross margin, working capital, earnings before interest and tax, earnings before interest, tax, depreciation and amortization, return on equity, return on assets, return on capital, revenue growth and total shareowner return. If a performance-share-unit award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the right to receive payment will be conditioned upon the achievement of objective performance goals that have been established by the Committee in writing not later than the earlier of 90 days after the beginning of the performance cycle and the date by which no more than 25% of the performance cycle has elapsed. The Committee will certify in writing the extent, if any, to which the performance goals set for a participant for a performance cycle have been met and will determine the amount payable to the participant based on the extent to which he or she met his or her performance goals. Vested performance share units will be paid in a single sum of cash or shares of our Common Stock or a combination thereof, as soon as practicable after vesting occurs, but in no event later than two and one-half months after the calendar year in which the vesting occurs.

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  Restricted Stock.    Restricted stock is an award that consists of shares of our Common Stock that may be subject to certain restrictions and to a risk of forfeiture. Restricted stock awards will be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions (which may include performance goals) for such periods as the Committee may establish. Unless otherwise provided in the award agreement, the recipient of a restricted stock award will have all the rights of a stockholder with respect to shares of restricted stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares.

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  Restricted Stock Units.    A restricted stock unit is an award, the value of which is equal to the fair market value of one share of our Common Stock and which is payable in cash or shares of our Common Stock, or a combination of both, following the lapse of the restrictions established at the time of the grant of the award. The Committee has the discretion to establish with respect to each award of restricted stock units the restrictions applicable to the vesting of the award and the date or dates on which the restrictions apply. Payment of vested restricted stock units, or, if a restricted stock unit award is subject to partial vesting, the vested portion of such award, will be made in a single sum of cash or shares of our Common Stock, or a combination thereof, as soon as practicable after vesting occurs, but in no event later than two and one-half months after the calendar year in which vesting occurs.

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  Stock Appreciation Rights.    A stock appreciation right or "SAR" is an award that consists of the right to be paid an amount measured by the appreciation in the fair market value of a share of our Common Stock from the date of grant to the date of exercise of the right. The grant price of a SAR may not be less than the fair market value of one share of our Common Stock on the date of grant. SARs may be settled by the payment of cash or by the issuance of shares of our Common Stock to the participant, as determined by the Committee. The Committee will determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which shares of our Common Stock will be delivered or deemed to be delivered to participants, whether or not a SAR will be in tandem with any other award, and any other terms and conditions of any SAR.

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  Other Stock Based Awards.    In addition to the awards described above, the Committee is authorized to issue other awards denominated or payable in, or valued, in whole or in part, by reference to the fair market value of our Common Stock. Such awards are referred to as "Other Stock-Based Awards." The Committee is authorized, subject to limitations under applicable law, to grant Other Stock-Based Awards instead of or in addition to options, deferred stock units, performance share units, restricted stock, restricted stock units and SARs, as deemed by the Committee to be consistent with the purposes of the 2005 Incentive Plan and permissible under applicable local law. The Committee will determine the terms and conditions of any Other Stock-Based Awards.

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  Cash Awards.    The Committee is authorized, subject to limitations under applicable law, to grant cash payments, including short-term incentive bonus awards, to participants in the 2005 Incentive Plan. The Committee may award cash payments separately or as a supplement to any other award. The Committee will determine the terms and conditions of such cash payment awards. The Committee has the absolute discretion to make cash payment awards subject to one or more performance goals that the Committee deems appropriate for participants generally or for a participant in particular and to establish the performance cycle during which any such performance goals must be satisfied. If the award is a short-term incentive bonus that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the right to receive the award will be conditional upon the achievement of objective performance goals that have been established by the Committee in writing not later than the earlier of 90 days after the beginning of the performance cycle and the date by which no more than 25% of a performance cycle has elapsed. The Committee will certify in writing the extent, if any, to which the performance goals set for a participant for a performance cycle have been met and will determine the cash payment award payable to the participant based on the extent to which he or she met his or her performance goals. If the Committee certifies that a cash payment award is payable to a participant for any performance cycle, the award will be paid in cash as soon as practical after such certification has been made, but in no event later than two and one-half months after the end of the calendar year in which the performance cycle ends. However, to the extent permitted by applicable law, no participant will have a right to the payment of a bonus for any performance cycle if his or her employment has terminated for any reason whatsoever (other than death, disability or retirement) before the date the bonus actually is paid.

        Adjustments upon Changes in Capitalization, Merger or Sale of Assets.    If the Committee determines that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event affects our Common Stock or our book value such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the Committee may, in such manner as it may deem equitable, adjust

  •
  the number and kind of shares of stock that may thereafter be issued in connection with awards,

  •
  the number and kind of shares of stock issuable in respect of outstanding awards,

  •
  the aggregate number and kind of shares of stock available under the 2005 Incentive Plan and the share award limits, and

  •
  the exercise price, grant price, or purchase price relating to any award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding award.

        Other Adjustments.    The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards, including any performance goals, in recognition of unusual or nonrecurring events affecting us or any of our affiliates or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment will be made to an outstanding award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code to the extent that such adjustment would adversely affect the status of the award as such.

        Effect of Change of Control.    Except to the extent otherwise provided in an award agreement or a change in control or severance agreement between us or an affiliate and one of our executives, in the event of a change of control, all outstanding options, SARs, restricted stock and restricted stock units that are not yet vested or exercisable, or that are subject to restrictions, will become immediately 100% vested or free of any restrictions as of the date of the change of control, unless such awards are assumed or replaced by an acquiring company or the surviving company in a merger. If an option, SAR, restricted stock or restricted stock unit award is assumed or replaced and the employment of the participant with the acquiring or surviving company terminates for any reason other than cause within 18 months after the date of the change of control, then the assumed or replaced awards that are outstanding when the participant's employment terminates will become 100% vested or free of any restrictions as of such date. Except to the extent otherwise provided in an award agreement or a change in control or severance agreement between us or an affiliate and one of our executives, in the event of a change of control, all outstanding performance share units and short-term incentive cash bonus awards will be paid at a percentage (not to exceed 100%) of target where the percentage is determined by dividing the sum of 365 and the number of calendar days that have passed in the applicable performance cycle by the total number of calendar days in the performance cycle.

        A change of control will occur within the meaning of the 2005 Incentive Plan for purposes of vesting in any award and the payment of any award that is not subject to Section 409A of the Code, upon the occurrence of any of the following events:

  •
  the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than

  •
  a trustee or other fiduciary holding securities under one of our employee benefit plans or an employee benefit plan of one of our affiliates or

  •
  a person who acquires such securities directly from us in a privately-negotiated transaction, of any of our securities such that, as a result of such acquisition, such person, entity or group either beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 35% of our outstanding voting securities entitled to vote on a regular basis for a majority of the members of our Board or otherwise has the ability to elect, directly or indirectly, a majority of the members of our Board;

  •
  a change in the composition of our Board such that a majority of the members of the Board are not directors who

  •
  were members of our Board on the date that was 24 months prior to the date of determination (the "Continuing Directors") or

  •
  were nominated for election or elected to our Board with the affirmative vote of a majority of the Continuing Directors who were members of our Board at the time of such nomination or election;

  •
  the consummation of our merger or consolidation with any other corporation, other than a merger or consolidation that would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by our voting securities or the voting securities of such surviving entity outstanding immediately after such merger or consolidation; or

  •
  the consummation of our complete liquidation or our sale or disposition of (in one or more transactions) all or substantially all of our assets.

Notwithstanding the foregoing, the preceding events will not be deemed to be a change of control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors have voted not to treat such transaction or transactions as resulting in a change of control.

For purposes of payment of any award that is subject to Section 409A of the Code, a change of control will occur within the meaning of the 2005 Incentive Plan upon the occurrence of a "change in control event" under the 2005 Incentive Plan as defined in Section 409A of the Code or the guidance issued thereunder.

        Amendment and Termination.    The Board may amend, suspend, discontinue, or terminate the 2005 Incentive Plan or the Committee's authority to grant awards under the 2005 Incentive Plan without the consent of our shareowners or the participants, except to the extent

  •
  approval of our shareowners is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our Common Stock may then be listed or quoted or

  •
  the Board, in its discretion, determines to submit such changes to our shareowners for approval.

If not previously terminated, the 2005 Incentive Plan will terminate on the date that is twelve years from the date that it is approved by our shareowners.

The Committee may waive any conditions or rights under, or amend, suspend, discontinue, or terminate any award and any award agreement relating thereto, except that without the consent of an affected participant, no amendment, suspension, discontinuation, or termination of the 2005 Incentive Plan or any award or award agreement may materially and adversely affect the rights of such participant under any award granted and any award agreement relating thereto, except to the extent required to comply with Section 409A of the Code.

        New Plan Benefits.    If our shareowners approve the 2005 Incentive Plan, the following awards will be granted to the Named Executive Officers (as defined on page 34), to our executive officers, as a group, and to our non-employee directors, as a group:

	2005 Long-Term Incentive Award
Named Executive Officer	Stock Options(1)	Performance Share Units(2)	Restricted Stock Units(3)
David A. Dodd President and Chief Executive Officer	$528,131	$263,669	—
Harold W. Ingalls Vice President, Finance and Chief Financial Officer	$253,877	$126,748	—
Jeffrey D. Linton President, Chemicon International	$212,606	$106,144	—
David L. Bellitt President, Celliance Corporation	$243,455	$121,545	—
Philip A. Theodore Vice President, General Counsel	—	$83,916	—
Executive Group	$2,105,814	$1,052,907	—
Non-Employee Directors(4)	95,000	—	15,500

(1)
Represents the value of stock options to be granted to each named person, or all persons comprising the group, as the case may be, effective on May 11, 2005. The number of shares of our Common Stock that will be covered by stock options will be determined by dividing the number set forth in this column by the fair market value of a share of our Common Stock on May 11, 2005 using the Black-Scholes method. The options will vest in four equal annual installments on the anniversary of the effective date of the grant. The strike price will be determined using the mean of the high and low sales prices for our Common Stock on the effective date of the grant.

(2)
Represents the value of performance share units granted to each named person, or all persons comprising the group, effective on May 11, 2005. The number of performance share units will be determined by dividing the number set forth in this column by the fair market value of a share of our Common Stock on May 11, 2005. The performance share units are subject to vesting requirements based on our achievement of certain financial targets over a two fiscal-year period.

(3)
As noted above under the caption "Corporate Governance Principles and Board Matters—Compensation of Directors," if our shareowners approve the 2005 Incentive Plan, our non-employee directors will receive awards of options and restricted stock units pursuant to the 2005 Incentive Plan with respect to their service during fiscal 2005. The options granted to our non-employee directors will have an exercise price equal to the fair market value of a share of our Common Stock on May 11, 2005, the effective date of the grant; will vest on May 11, 2006, if the non-employee director remains a member of our Board of Directors on such date; and will have a term of seven years. The restricted stock units granted to our non-employee directors will represent one share of our Common Stock, will be granted effective as of May 11, 2005, and will vest on May 11, 2006, if the non-employee director remains a member of our Board of Directors on such date. We will pay each of our non-employee directors an amount of cash equal to the value of a share of our Common Stock on the date that the restricted stock units vest.

(4)
Represents numbers of options and restricted stock units. Values are not now determinable.

        Other awards to be issued pursuant to the 2005 Incentive Plan and the value of the awards to the participants will depend on the Committee's actions and the fair market value of our Common Stock at various future dates. Therefore, except as stated above, we cannot determine the benefits that our directors, executive officers and other employees will receive in the future if our shareowners approve the 2005 Incentive Plan.

        Federal Income Tax Consequences.    The following is a summary of the material United States federal income tax consequences of the grant of an award pursuant to the 2005 Incentive Plan to us and to the participants in the 2005 Incentive Plan. The summary is based on the provisions of the Code and regulations, rulings and judicial decisions as of the date of this proxy statement. Such authorities could be changed so as to result in United States federal income consequences different from those discussed below. The following is only a summary of the effect of United States federal income taxation upon participants and us with respect to the grant, exercise and settlement of awards under the 2005 Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income or gain may be taxable.

  •
  Incentive Stock Options.    An employee who is granted an incentive stock option generally does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the employee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and more than one year after exercise of the option (the "holding periods"), the employee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the employee will recognize capital gain equal to the excess, if any, of his or her sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price or (2) if the sale price is less than the exercise price, the employee will recognize a capital loss equal to the difference between the exercise price and the sale price. We or an affiliate ordinarily are entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

  •
  Non-Statutory Stock Options.    A participant does not recognize any taxable income at the time a non-statutory stock option is granted. Upon exercise, the participant generally recognizes ordinary income measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. We or an affiliate ordinarily are entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income. Upon a disposition of such shares by a participant, any difference between the sale price and the fair market value of the shares when income was previously recognized is treated as long-term or short-term capital gain or loss, depending on the holding period.

  •
  Deferred Stock Units.    Deferred stock units under the 2005 Incentive Plan are intended to meet the new rules for nonqualified deferred compensation plans under Section 409A of the Code to avoid taxation when deferred. If the deferred stock units meet the requirements of Section 409A of the Code, a participant generally will not recognize any taxable income upon the grant or vesting of the deferred stock units. A participant generally will recognize ordinary income when the units are paid in cash or shares of our Common Stock in an amount equal to the cash and the fair market value of the shares received. The ordinary income recognized by an employee in connection with a deferred stock unit will be subject to tax withholding. Unless limited by Section 162(m) of the Code, we or an affiliate are entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

  •
  Performance Share Units.    Performance share units under the 2005 Incentive Plan are intended to be exempt from the application of the new rules for nonqualified deferred compensation plans under Section 409A of the Code as short-term deferrals. A participant generally will not recognize taxable income upon the grant or vesting of performance share units. Upon payment of cash or shares of our Common Stock based on the number and value of the performance share units earned over the performance cycle, a participant generally will recognize as ordinary income an amount equal to the cash and the fair market value of the shares received. The ordinary income recognized by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, we or an affiliate are entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

  •
  Restricted Stock.    A participant who receives restricted stock will not recognize taxable income at the time of the award. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture. The participant's ordinary income is measured as the excess of fair market value of the Common Stock on the date the shares are no longer subject to a substantial risk of forfeiture over the amount paid for the shares, if any. The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the excess of the fair market value of the shares on the date of the award over the amount paid for the shares, if any, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, we or an affiliate are entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

  •
  Restricted Stock Units.    Restricted stock units under the 2005 Incentive Plan are intended to be exempt from the application of the new rules for nonqualified deferred compensation plans under Section 409A of the Code as short-term deferrals. A participant generally will not recognize taxable income upon the grant or vesting of restricted stock units. Upon payment of cash or shares of our Common Stock based on the number and value of the restricted stock units, a participant generally will recognize as ordinary income an amount equal to the cash and the fair market value of the shares received. The ordinary income recognized by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, we or an affiliate are entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

  •
  Stock Appreciation Rights.    The grant of SARs under the 2005 Incentive Plan normally will not result in the recognition of taxable income by a participant. A participant generally will recognize ordinary income in the year of exercise of a SAR in an amount equal to the cash and the fair market value of the shares, if any, paid to the participant upon the exercise of the SAR. The ordinary income recognized by an employee will be subject to tax withholding. We or an affiliate ordinarily are entitled to a deduction in the same amount and at the same time as the employee recognizes ordinary income.

  •
  Cash Awards.    Upon receipt of cash awards, including cash paid in settlement of short-term incentive bonus awards, a participant normally will have ordinary income in the year of receipt equal to the cash received. Any cash received by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, we or an affiliate will be entitled to a tax deduction in the same amount and at the same time as the employee recognizes ordinary income. Short-term incentive bonus awards under the 2005 Incentive Plan are intended to be exempt from the application of the new rules for nonqualified deferred compensation plans under Section 409A of the Code as short-term deferrals.

  •
  Section 16(b).    Under Treasury Regulation Section 1.83-3(j), special rules may apply if a participant could be subject to liability under Section 16(b) of the Exchange Act for selling the shares of our Common Stock transferred to the participant in settlement of an award at a profit within six months of the date the "purchase" of such shares occurred. The United States Tax Court has held that a "purchase" of shares under a stock option for purposes of Treasury Regulation Section 1.83-3(j) occurs when there is a "purchase" for purposes of Section 16(b) of the Exchange Act. The Internal Revenue Service has taken the same position. Although we find no similar cases or rulings with respect to performance share units, restricted stock units or deferred stock units, we believe that the same reasoning applied to stock acquired through the exercise of options should apply to stock acquired through other awards, so that the "purchase" of a share of stock acquired under such awards occurs when there is a "purchase" for Section 16(b) purposes. Therefore, if a participant could be subject to liability under Section 16(b) of the Exchange Act as described above, the participant will not recognize ordinary income on the date the shares of our Common Stock are transferred to him or her, but will recognize ordinary income equal to the fair market value of such shares on the earlier of six months after the date of purchase or the date such shares may be sold without any liability to the participant under Section 16(b) of the Exchange Act. Alternatively, the participant may make a timely election under Section 83(b) of the Code to include in income the fair market value of such shares on the date the shares are transferred to the participant.

  •
  Section 409A.    While awards granted under the 2005 Incentive Plan are intended to be exempt from, or meet the requirements, of Section 409A of the Code, final guidance under that section has not been published. If an award is subject to Section 409A and does not meet the requirements of Section 409A, the participant generally will include in ordinary income in the first year of the failure, any compensation deferred with respect to the award for that year and all previous years (and earnings), to the extent not previously included in income and not subject to a substantial risk of forfeiture. Unless limited by Section 162(m) of the Code, we or an affiliate will be entitled to a tax deduction in the same amount and at the same time as an employee recognizes ordinary income. The participant also will be subject to an additional tax of 20% on the amounts required to be included in income, as well as interest at the federal income tax underpayment rate plus 1% on the amounts that would have been included in income if the deferral had been included in the participant's income in the year deferred, or if later, the year the award is no longer subject to a substantial risk of forfeiture.

        Accounting Treatment.    Option grants or stock issuances made to employees under the 2005 Incentive Plan that have fixed exercise or issue prices that are equal to or greater than the fair market value per share on the grant or issue date and that have a fixed number of shares associated with the award will not result in any direct charge to our reported earnings. However, the fair value of those awards is required to be disclosed in the notes to our financial statements, and we also must disclose, in the notes to our financial statements, the pro forma impact those awards would have upon our reported earnings and earnings per share were the fair value of those awards at the time of grant treated as a compensation expense over the life of the award.

        The Financial Accounting Standards Board has initiated a project to consider the appropriate accounting treatment for employee stock options. Accordingly, the foregoing summary of the applicable accounting treatment for options may change substantially.

PROPOSAL THREE
INCREASE IN NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK

        Our Board of Directors has approved a proposed amendment to Article Fourth of our Amended and Restated Certificate of Incorporation that increases the number of authorized shares of Common Stock from 50,000,000 shares to 115,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of each shareowner's Common Stock; only the actual issuance of additional shares of Common Stock could have such an effect. The number of authorized shares of Common Stock has remained at 50,000,000 since May 1997. We also have 1,000,000 authorized shares of preferred stock. Our Board does not propose to increase the number of shares of preferred stock that are authorized.

        Several recent significant transactions reduced the number of shares available for use in the future. The transactions include our reservation of approximately 8.8 million shares of Common Stock for issuance upon conversion of our Senior Subordinated Convertible Debentures due 2033, our issuance of approximately 4.3 million shares of Common Stock as part of the consideration for our acquisition of Upstate Group, Inc. and our issuance of approximately 4.8 million shares in a public offering during December 2004. In addition, we now have approximately 3.7 million shares of our Common Stock reserved for issuance under the Prior Plan and our outstanding stock options. If our shareowners approve the 2005 Incentive Plan, we will reserve another 10 million shares of our Common Stock for awards that may be issued under that plan. Accordingly, our Board of Directors believes that it is necessary to increase the number of authorized shares of Common Stock in order to ensure that we have a sufficient number of authorized but unissued shares of Common Stock available to provide the flexibility needed for future expansion of our business. Furthermore, an increase in the number of authorized shares of Common Stock is necessary to permit us to reserve the number of shares being authorized for inclusion in the 2005 Incentive Plan. The availability of the additional authorized shares of Common Stock will permit us to meet advantageous market conditions for the sale of additional Common Stock or securities that are convertible into shares of Common Stock, future acquisitions of the properties or securities of other companies, issuances of stock pursuant to employee benefit plans and our employee stock purchase plan, as well as stock dividends, stock splits and other general corporate purposes.

        Our Board of Directors has sole discretion to issue additional shares of Common Stock from time to time for any corporate purpose without further action by our shareowners, except as may be required by law or the rules of any applicable exchange. Our Common Stock is currently listed on the Nasdaq Stock Market National Market System. Our Board, however, has no current plans, understandings or arrangements for the issuance of any of the additional Common Stock that would be authorized by the proposed amendment to our Amended and Restated Certificate of Incorporation (other than in connection with the 2005 Incentive Plan and our employee stock purchase programs). Holders of presently outstanding shares of our Common Stock have no preemptive rights to purchase additional shares of Common Stock.

        The additional shares of Common Stock that would be authorized if the proposed amendment to our Amended and Restated Certificate of Incorporation is approved will have the same rights as our outstanding shares of Common Stock. Depending on the circumstances, any issuance of additional shares of our Common Stock could adversely affecting the existing holders of shares of our Common stock, including in connection with a third party seeking to acquire control of us, or by diluting the ownership, voting power and earnings per share of the existing holders of our Common Stock.

        Our Board of Directors has approved the proposed amendment to our Amended and Restated Certificate of Incorporation and submits the following resolution for adoption by the shareowners at the Annual Meeting:

          RESOLVED, that it is deemed by the Board of Directors to be in the best interests of the Corporation and its shareowners to amend the Amended and Restated Certificate of Incorporation of the Corporation to increase the total authorized shares of Common Stock of the Corporation, including that which is outstanding, from 50,000,000 shares of Common Stock, par value $0.01 per share, to 115,000,000 shares of Common Stock, par value $0.01 per share, and that, to accomplish the foregoing, Article Fourth of the Amended and Restated Certificate of Incorporation be amended to read as follows:

    "The total number of shares of stock which the Corporation shall have authority to issue is 116,000,000 shares, of which 115,000,000 shares shall be common stock, par value $0.01 per share ("Common Stock"), and 1,000,000 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock")."

        The proposed amendment to increase the number of authorized shares of Common Stock, if adopted, would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which filing would be made shortly after the Annual Meeting, if our shareowners approve the amendment. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote is required to adopt the amendment. As a result, abstentions and broker non-votes will have the same effect as votes against the proposal. Our Board recommends a vote "FOR" the approval of the proposed amendment to increase the number of authorized shares of Common Stock.

PROPOSAL FOUR
RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has appointed Deloitte & Touche LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending January 1, 2006. During fiscal 2004, Deloitte & Touche LLP served as our independent auditors and also provided certain tax and other audit related services. See "Independent Auditors—Fees Paid to Independent Auditors" on page 48. Representatives of Deloitte & Touche LLP are expected to attend the meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

        Our Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2005 fiscal year. If the appointment is not ratified, the Board will consider whether it should select other independent auditors. Ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal 2005 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN SHAREOWNERS AND MANAGEMENT

        The following table provides information as of February 28, 2005 regarding the beneficial ownership of Common Stock by

  •
  each person who is known to us to be the beneficial owner of more than five percent of our Common Stock,

  •
  each director and nominee,

  •
  each of the Named Executive Officers, and

  •
  all current directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock(2)
EARNEST Partners, LLC(3)	4,422,401	12.79
FMR Corp.(4)	3,240,012	9.37
Brown Capital Management, Inc.(5)	2,997,150	8.67
Barclays Global Investors NA(6)	1,732,321	5.01
David L. Bellitt(7)	14,239	*
Ralph E. Christoffersen, Ph.D.(8)	35,860	*
Robert J. Clanin(9)	19,256	*
David A. Dodd(10)	280,954	*
Wade Fetzer, III(11)	152,774	*
Ronald G. Gelbman(12)	22,298	*
Harold W. Ingalls(13)	47,084	*
Jeffrey D. Linton(14)	76,770	*
Gerard M. Moufflet(15)	58,859	*
Desmond H. O'Connell, Jr.(16)	189,024	*
Aaron J. Shatkin, Ph.D(17)	2,918	*
George M. Shaw, M.D., Ph.D.(18)	84,500	*
Philip A. Theodore(19)	26,149	*
Lawrence E. Tilton(20)	89,289	*
All current executive officers and directors as a group (consisting of 22 individuals)(21)	1,366,148	3.84

*
Less than 1%

1.
This table identifies persons having voting and investment power with respect to the shares, or shares underlying options that are exercisable within 60 days of February 28, 2005, set forth opposite their names as of February 28, 2005, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to us by each of them. Unless otherwise stated, the address of each person identified in this table is c/o Serologicals Corporation, 5655 Spalding Drive, Norcross, Georgia 30092.

2.
Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of Common Stock outstanding as February 28, 2005. The number of shares of Common Stock outstanding on February 28, 2005 was 34,561,233. For purposes of calculating each person's beneficial ownership, any shares subject to options exercisable within 60 days of February 28, 2005 are deemed to be beneficially owned by, and only outstanding with respect to, such person.

3.
Based on Amendment No. 2, filed on February 10, 2005, to the Schedule 13G filed with the SEC as of December 31, 2003, by EARNEST Partners, LLC. This shareowner reported that, as of

  December 31, 2004, it was the beneficial owner of 4,422,401 shares of our Common Stock, with sole voting power over 2,568,400 shares, shared voting power over 1,028,541 shares and sole dispositive power over all of the shares. The address of this shareowner is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309.

4.
Based on Amendment No. 1, filed on February 14, 2005, to the Schedule 13G filed with the SEC as of December 31, 2003, by FMR Corp. This shareowner reported that, as of December 31, 2004, it beneficially owned, with sole dispositive power, 3,240,012 shares of our Common Stock. It also reported that it had sole voting power over 1,082,300 of such shares and shared voting power with respect to none of such shares. FMR Corp., whose address is 82 Devonshire Street, Boston, Massachusetts 02109, is the parent corporation of, among other things, Fidelity Management & Research Company, a registered investment advisor.

5.
Based on Amendment No. 1, filed on February 9, 2005, to the Schedule 13G filed with the SEC on August 5, 2004, by Brown Capital Management, Inc. This shareowner reported that, as of December 31, 2004, it beneficially owned, with sole dispositive power, 2,997,150 shares of our Common Stock. It also reported that it had sole voting power over 1,409,650 of such shares and shared voting power with respect to none of such shares. The address of this shareowner is 1201 N. Calvert Street, Baltimore, Maryland 21202.

6.
Based on the Schedule 13G filed on February 14, 2005, by a group consisting of Barclays Global Investors NA, Barclays Global Fund Advisors, Barclays Bank Plc, Barclays Capital Securities Limited and Barclays Capital Inc. This group reported that, as of December 31, 2004, it beneficially owned, with sole dispositive power, 1,732,321 shares of our Common Stock. It also reported that it had sole voting power over 1,658,275 shares of our Common Stock and shared voting power with respect to none of such shares. The address of Barclays Global Investors NA is 45 Fremont Street, 17th Floor, San Francisco, California 94105.

7.
Includes 12,000 shares of Common Stock that Mr. Bellitt has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005.

8.
Includes (i) 25,418 shares of Common Stock that Dr. Christoffersen has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005 and (ii) deferred stock units representing 5,392 shares of Common Stock distributable to Dr. Christoffersen on his last day of service as a director.

9.
Includes (i) 15,637 shares of Common Stock that Mr. Clanin has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005 and (ii) deferred stock units representing 3,619 shares of Common Stock distributable to Mr. Clanin on his last day of service as a director.

10.
Includes (i) 217,500 shares of Common Stock that Mr. Dodd has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005; (ii) deferred stock units representing 12,863 shares of Common Stock distributable to Mr. Dodd on his last day of employment; and (iii) 5,672 deferred stock units which vest 33 1/3% on each anniversary date of the grant, at which time Mr. Dodd becomes entitled to receive a like number of shares of Common Stock.

11.
Includes 103,774 shares of Common Stock that Mr. Fetzer has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005.

12.
Represents (i) 22,185 shares of Common Stock that Mr. Gelbman has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005 and (ii) deferred stock units representing 113 shares of Common Stock distributable to Mr. Gelbman on his last day of service as a director.

13.
Includes (i) 32,250 shares of Common Stock that Mr. Ingalls has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005; (ii) deferred stock units representing 3,698 shares of Common Stock distributable to Mr. Ingalls on his last day of employment; and (iii) 1,136 deferred stock units which vest 33 1/3% on each anniversary date of the grant, at which time Mr. Ingalls becomes entitled to receive a like number of shares of Common Stock.

14.
Includes (i) 69,375 shares of Common Stock that Mr. Linton has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005; (ii) deferred stock units representing 3,242 shares of Common Stock distributable to Mr. Linton on his last day of employment; and (iii) 1,791 deferred stock units which vest 33 1/3% on each anniversary date of the grant, at which time Mr. Linton becomes entitled to receive a like number of shares of Common Stock.

15.
Includes 38,459 shares of Common Stock that Mr. Moufflet has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005.

16.
Includes (i) 126,716 shares of Common Stock that Mr. O'Connell has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005 and (ii) deferred stock units representing 14,308 shares of Common Stock distributable to Mr. O'Connell on his last day of service as a director.

17.
Represents (i) 2,918 shares of Common Stock that Dr. Shatkin has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005 and (ii) deferred stock units representing 75 shares of Common Stock distributable to Dr. Shatkin on his last day of service as a director.

18.
Includes 74,500 shares of Common Stock that Dr. Shaw has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005.

19.
Includes 12,500 shares of Common Stock that Mr. Theodore has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005.

20.
Includes (i) 67,993 shares of Common Stock that Mr. Tilton has the right to acquire pursuant to options exercisable within 60 days of February 28, 2005 and (ii) deferred stock units representing 9,296 shares of Common Stock distributable to Mr. Tilton on his last day of service as a director.

21.
Includes (i) 919,766 shares of Common Stock that members of the group have the right to acquire pursuant to options exercisable within 60 days of February 28, 2005; (ii) deferred stock units representing 31,420 shares of Common Stock distributable to executive officers on their last day of employment; (iii) deferred stock units representing 10,021 shares of Common Stock distributable to executive officers, subject to vesting requirements; and (iv) deferred stock units representing 32,803 shares of Common Stock distributable to directors on their last day of service.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth for the fiscal years ended January 2, 2005, December 28, 2003 and December 29, 2002, the compensation for services in all capacities to us of the individuals serving or having served as our Chief Executive Officer and our other four most highly compensated executive officers of during the fiscal year ended January 2, 2005 (collectively, the "Named Executive Officers"):

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(1)	Securities Underlying Options (#)(3)	All Other Compensation ($)(4)
David A. Dodd President and Chief Executive Officer	2004 2003 2002	395,714 384,461 370,330	275,062 87,300 30,000	39,242 14,655 17,700	30,563 9,700 90,000	50,000 45,000	68,512 12,499 27,145
Harold W. Ingalls Vice President, Finance and Chief Financial Officer	2004 2003 2002	293,731 269,769 258,894	137,760 43,680 31,238	5,212 1,638 827	34,440 25,920 5,513	26,400 24,000	32,744 11,221 11,600
Jeffrey D. Linton President Chemicon	2004 2003 2002	238,404 227,650 194,335	97,742 81,938 20,129	46,443 647 1,007	32,581 4,313 36,710	19,250 17,500 20,000	21,756 106,654 14,354
David L. Bellitt(5) President Celliance	2004 2003	272,885 240,384	168,000 50,000	11,254	—	— 48,000	16,255 87,237
Philip A. Theodore(6) Vice President, General Counsel	2004	256,942	—	21,900	146,004	50,000	17,035

(1)
Annual incentive compensation consisted of cash payments reported in the Bonus column and deferred stock units reported in the Restricted Stock column earned in the year stated. The amount reported in the Restricted Stock column for each officer is the value of deferred stock units awarded in lieu of the cash bonus amounts deferred. The amount represents the award of a number of deferred stock units equal to the value of the award divided by the fair market value of Common Stock on the date of the award. The deferred stock units represent Common Stock awarded at 85% of the fair market value of our Common Stock on the date of the award. The difference between the fair market value represented by the deferred stock units awarded and the bonus earned but deferred is included in the column entitled "Other Annual Compensation." The deferred stock units are immediately vested and, unless further deferred at the executive's election, are distributable at the rate of 33 1/3% per year over three years, or upon termination of employment, if earlier. The remaining amount reported in the Restricted Stock column for each officer is the value of deferred stock units awarded by the Compensation and Human Resources Committee under our Stock Incentive Plan. The amount represents the award of a number of deferred stock units equal to the value of the award divided by the fair market value of our Common Stock on the date of the award. The deferred stock units represent one share of Common Stock. The deferred stock units vest at the rate of 33 1/3% per year over three years.

The following table reflects the amounts reported in the Restricted Stock column for the fiscal year ended January 2, 2005:

Name	Bonus Deferred	Deferred Stock Unit Awards
David A. Dodd	$30,563	$35,147
Harold W. Ingalls	34,440	39,606
Jeffrey D. Linton	32,581	37,468
David L. Bellitt	—	—
Philip A. Theodore	146,004	167,904

(2)
Includes the following:

Name	Automobile Allowance	Difference between fair market value of Common Stock represented by Deferred Stock Units awarded and deferred bonus as noted in(1)	Value of Sales Incentive Trip	Relocation Expense Reimbursement	Reimbursement for Annual Physical Examination
David A. Dodd	$13,200	$4,584	$21,458	—	—
Harold W. Ingalls	—	5,166	—	—	$46
Jeffrey D. Linton	—	4,887	14,144	$27,412
David L. Bellitt	—	—	11,254	—	—
Philip A. Theodore	—	21,900	—	—	—
(3)
Represents options to purchase shares of Common Stock.

(4)
For fiscal year ended January 2, 2005, includes compensation in the following amounts:

Name	Matching contributions to 401(k) plan	Premiums paid for insurance
David A. Dodd	$7,902	$60,610
Harold W. Ingalls	9,788	22,956
Jeffrey D. Linton	10,404	11,352
David L. Bellitt	4,027	12,228
Philip A. Theodore	8,674	8,361
(5)
Mr. Bellitt was not employed by us prior to January 2003.

(6)
Mr. Theodore was not employed by us prior to January 2004.

Option Grants in Last Fiscal Year

        The following table sets forth summary information regarding stock options granted during fiscal 2004 to each of the Named Executive Officers.

					Potential Realizable Value at Assumed Annual Rates of Stock Appreciation(2)
	Number of Securities Underlying Options Granted(1)
		% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price Per Share ($)	Expiration Date
					5.0%	10.0%
David A. Dodd	50,000	5.7	18.79	5/14/10	$319,500	$725,000
Harold W. Ingalls	26,400	3.0	18.79	5/14/10	168,696	382,800
Jeffrey D. Linton	19,250	2.2	18.79	5/14/10	123,008	279,125
David L. Bellitt	—	—	—	—	—	—
Philip A. Theodore	50,000	5.7	18.60	1/1/10	316,500	717,500

(1)
The options vest at the rate of 25% of the shares covered by the option on each of the first four anniversary dates of the grant of the option, which was May 14, 2004, in the case of the Named Executive Officers other than Mr. Theodore. Mr. Theodore received his grant of options on January 1, 2004, the effective date of his employment. His options vest on each of the first four anniversary dates of the effective date of his employment.

(2)
Potential realizable values are based on the fair market value per share on the date of the grant and represent hypothetical gains that could be achieved for the respective options if exercised and sold at the end of the option term for the appreciated price. The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates of appreciation set by the SEC, and are not intended to forecast possible future appreciation, if any, of the price of our Common Stock. There can be no assurance that such potential realizable values will not be more or less than that indicated in the table above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information with respect to (1) each exercise of options by the Named Executive Officers during fiscal 2004, (2) the number of unexercised options held by each of the Named Executive Officers as of January 2, 2005 and (3) the value of unexercised in-the-money options as of January 2, 2005.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options At Fiscal Year End Exercisable/Unexercisable(1)
David A. Dodd	162,500	$2,835,288	242,500/83,750	$3,944,250/$504,125
Harold W. Ingalls	—	—	32,250/53,150	$177,825/$306,707
Jeffrey D. Linton	—	—	69,375/42,375	$887,613/$203,640
David L. Bellitt	12,000	160,560	12,000/24,000	$135,600/$271,200
Philip A. Theodore	—	—	12,500/37,500	$41,500/$124,500

(1)
Calculated on the basis of the fair market value of $21.92 of the Common Stock on January 3, 2005, minus the per share exercise price.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of January 2, 2005. The table includes information for equity compensation plans approved by our shareowners and equity compensation plans not approved by our shareowners.

Plan Category	Shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Shares of Common Stock available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)(1)	(c)
Equity compensation plans approved by Serologicals shareowners(2)	2,560,072	$15.31	1,185,645	(3)
Equity compensation plans not approved by Serologicals shareowners			456,812	(4)

Totals	2,560,072	$15.31	1,642,457

(1)
This column does not reflect the purchase price of shares to be purchased pursuant to our employee stock purchase plans.

(2)
Includes options to purchase shares outstanding under the Serologicals 2001 Incentive Plan, the Amended and Restated 1995 Non-Employee Director Stock Option Plan and the Serologicals Second Amended and Restated 1994 Omnibus Incentive Plan.

(3)
Includes shares available, as of January 2, 2005, for future issuance under the Prior Plan; excludes securities reflected in column (a). The Prior Plan permits us to issue stock appreciation rights, restricted stock and deferred stock units as well as options. The shares available for future issuance under Prior Plan may be issued upon the exercise of such other instruments, to the extent that Serologicals issues such other instruments in the future.

(4)
Consists of shares available for purchase pursuant to our employee stock purchase plans.

Material Features of Plans Not Approved by Shareowners

        The Serologicals 1996 Employee Stock Purchase Plan is intended to provide our employees an opportunity to acquire a proprietary interest in us through the purchase of shares of Common Stock. Employees who desire to participate in the program purchase shares of Common Stock with funds withheld from their paychecks. Each employee who participates in the program may designate the amount to be withheld from his or her paycheck, within limitations specified in the plan. Shares of Common Stock are sold to employees pursuant to the plan at a purchase price equal to 85% of the lower of the closing price on the first or last day of each successive three month purchase period.

        Pursuant to the terms of the Serologicals UK share incentive plans, eligible employees are able to purchase shares of Common Stock through a payroll deduction program. Employees who desire to participate in the UK share incentive plans purchase shares of Common Stock with funds withheld from their paychecks. Each employee who participates in a share incentive plan may designate the amount to be withheld from his or her paycheck, within limitations specified in the plans. Shares of Common Stock are sold to employees pursuant to the plans at a discount from the fair market value, the amount of which depends on the plan pursuant to which the purchases are made. Serologicals may award matching shares to employees who participate in the plans.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Employment Agreements of Named Executive Officers

        In connection with the commencement of Mr. Dodd's employment, we entered into an employment agreement with him in May 2000 for an initial term of two years. The term of Mr. Dodd's employment agreement will be extended for successive one-year periods unless either he elects or we elect to terminate the agreement. Such agreement provides for a current base salary of $428,000 per annum, effective as of April 1, 2005, and eligibility to participate in such of our bonus and incentive compensation plans in which our other executives are generally eligible to participate. Specifically, Mr. Dodd will be entitled to a bonus equal to 50% to 75% of his base salary upon the achievement of the operating goals established by the Board of Directors. Mr. Dodd's agreement also provides for certain insurance, an automobile allowance and other benefits. In addition, pursuant to the agreement, Mr. Dodd received options to purchase 450,000 shares of Common Stock, 225,000 of which have an exercise price of $5.00 per share and 225,000 of which have an exercise price of $5.375 per share. The options vested at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Dodd's employment, June 1, 2000, and are now fully vested. The agreement also provides for Mr. Dodd's participation in certain of our employee benefit programs. Mr. Dodd's employment will terminate upon his disability or death. His employment may also be terminated for cause. His agreement provides that if his employment is terminated by us for any reason other than for cause, death or disability, he will continue to receive his current base salary and benefits for a period of one year from the date of such termination. The agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

        In connection with the commencement of Mr. Ingalls' employment, we entered into an employment agreement with him in October 2001 for an initial term of one year. The term of Mr. Ingalls' employment agreement will be extended for successive one-year periods unless either he elects or we elect to terminate the agreement. The agreement provides for a base salary of $304,500 per annum, effective as of April 1, 2005, and eligibility to participate in such of our bonus and incentive compensation plans in which our other executives are generally eligible to participate. Specifically, Mr. Ingalls will be entitled to a bonus target equal to 40% of his base salary upon the achievement of the goals established by the President and Chief Executive Officer. In addition, pursuant to the agreement, Mr. Ingalls received options to purchase 35,000 shares of Common Stock with an exercise price of $17.50 per share. The options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Ingalls' employment, October 25, 2001. The agreement also provides for participation in certain of our employee benefit programs. Mr. Ingalls' employment will terminate upon his disability or death. His employment may also be terminated for cause. His agreement provides that if his employment is terminated by us for any reason other than for cause, death or disability, he will continue to receive his current base salary and benefits for a period of one year from the date of such termination. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

        In connection with the commencement of Mr. Linton's employment, we entered into an employment agreement with him in September 2000 for an initial term of one year. The term of Mr. Linton's employment agreement will be extended for successive one-year periods unless either he elects or we elect to terminate the agreement. Mr. Linton's agreement was amended in April 2003 when he was appointed as President of our Chemicon International subsidiary. The agreement provides for a base salary of $255,000 per annum, effective as of April 1, 2005, and eligibility to participate in such of our bonus and incentive compensation plans in which our other executives are generally eligible to participate. Specifically, Mr. Linton will be entitled to a bonus target equal to 40% of his base salary upon the achievement of the goals established by the President and Chief Executive Officer. In addition, pursuant to the agreement, Mr. Linton received options to purchase 75,000 shares of Common Stock with an exercise price of $6.75 per share. These options vested at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Linton's employment, September 28, 2000, and are now fully vested. The agreement also provides for participation in certain of our employee benefit programs. Mr. Linton's employment will terminate upon his disability or death. His employment may also be terminated for cause. His agreement provides that if his employment is terminated by us for any reason other than for cause, death or disability, he will continue to receive his current base salary and benefits for a period of one year from the date of such termination. Such agreement also contains non-competition provisions for the period of employment and 24 months thereafter.

        In connection with the commencement of Mr. Bellitt's employment, we entered into an employment agreement with him in December 2002 for an initial term of one year. The term of Mr. Bellitt's employment agreement will be extended for successive one-year periods unless either he elects or we elect to terminate the agreement. The agreement provides for a base salary of $292,000 per annum, effective as of April 1, 2005, and eligibility to participate in such of our bonus and incentive compensation plans in which our other executives are generally eligible to participate. Specifically, Mr. Bellitt will be entitled to a bonus target equal to 40% of his base salary upon the achievement of the goals established by the President and Chief Executive Officer. In addition, pursuant to the agreement, Mr. Bellitt received options to purchase up to 48,000 shares of Common Stock with an exercise price of $10.62 per share. The options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Bellitt's employment, December 30, 2002. The agreement also provides for participation in certain of our employee benefit programs. Mr. Bellitt's employment will terminate upon his disability or death. His employment may also be terminated for cause. His agreement provides that if his employment is terminated by us for any reason other than for cause, death or disability, he will continue to receive his current base salary and benefits for a period of one year from the date of such termination. Such agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

        In connection with the commencement of Mr. Theodore's employment, we entered into an employment agreement with him in December 2003 for an initial term of one year and subsequent automatic one-year renewals, unless either he or Serologicals elects to terminate the agreement. The agreement provides for a base salary of $280,000 per annum, effective as of April 1, 2005, and eligibility to participate in such of our bonus and incentive compensation plans in which our other executives are generally eligible to participate. Specifically, Mr. Theodore shall be entitled to a bonus target equal to 40% of his base salary upon the achievement of the goals established by the President and Chief Executive Officer. In addition, pursuant to the agreement, Mr. Theodore received options to purchase up to 50,000 shares of Common Stock with an exercise price of $18.60 per share. The options vest at the rate of 25% per annum, commencing with the first anniversary of the date of Mr. Theodore's employment, January 1, 2004. The agreement also provides for participation in certain of our employee benefit programs. Mr. Theodore's employment will terminate upon his disability or death. His employment may also be terminated for cause. His agreement provides that if his employment is terminated for any reason other than for cause, death or disability, he will continue to receive his current base salary and benefits for a period of one year from the date of such termination. The agreement also contains non-competition provisions for the period of employment and 12 months thereafter.

Change-of-Control Severance Policy

        In July 2003, our Board adopted a change-of-control severance policy that applies to each of the Named Executive Officers and to each of our Vice Presidents. Pursuant to the policy, a change-of-control occurs upon

  •
  the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than (1) a trustee or other fiduciary holding securities under an employee benefit plan of us or a subsidiary or (2) a person who acquires such securities directly from us in a privately-negotiated transaction such that, as a result of such acquisition, such person, entity or group either (x) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 35% of our outstanding voting securities entitled to vote on a regular basis for a majority of the members of our Board or (y) otherwise has the ability to elect, directly or indirectly, a majority of the members of our Board;

  •
  a change in the composition of our Board such that a majority of the members of our Board are not directors who (1) were members of our Board on the date that was 24 months prior to the date the composition of our Board is determined or (2) were nominated for election or elected to our Board with the affirmative vote of a majority of the directors who were members of the Board on such date at the time of such nomination or election;

  •
  our shareowners approve a merger or consolidation of us with any other business entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such merger or consolidation; or

  •
  our shareowners approve a plan of complete liquidation of us or an agreement for the sale or disposition by us of (in one or more transactions) all or substantially all of our assets.

A majority of the directors who were members of our Board on the date that was 24 months prior to the date that the occurrence of a change of control is determined have the right to determine that any transaction of the type described above does not result in a change of control.

        The policy provides for our payment of the financial benefits described below in cash in a lump sum to a covered executive if, at any time within 18 months following a change-of-control, we terminate the executive's employment without cause or the executive terminates his or her employment for "good reason." The term "good reason" is defined in the policy to mean

  •
  a material reduction in the covered executive's job functions, duties or responsibilities, or a change in the executive's reporting relationships that has a material and adverse effect on the status of the executive's job functions, duties or responsibilities;

  •
  any material reduction in the executive's base salary, target bonus or maximum bonus opportunity;

  •
  absent the executive's consent, a required relocation of the executive of more than 35 miles from the executive's primary place of business as of the date of the change-of-control or a significant increase in required travel by the executive;

  •
  the failure of any business entity with which we merge or consolidate, or to which we sell all or substantially all of its assets, to assume our obligations to the executive pursuant to the plan; or

  •
  any material breach of any of our obligations to the executive pursuant to the plan.

        The financial benefits payable to an executive following a termination of his or her employment under the circumstances described above are

  •
  the executive's base salary earned through the date of employment termination, but not previously paid;

  •
  reimbursement of business expenses incurred by the executive through the date of termination;

  •
  a pro rata portion of the executive's annual target bonus based on the number of days elapsed in the year in which the termination occurs;

  •
  two times (three times in the case of our President and Chief Executive Officer) the executive's highest annual rate of base salary during the 18-month period prior to the termination date;

  •
  two times (three times in the case of our President and Chief Executive Officer) the greater of (1) the executive's annual target bonus for the fiscal year in which the termination occurs and (2) the executive's annual bonus earned for the fiscal year immediately preceding the fiscal year in which the termination occurs; and

  •
  two times (three times in the case of our President and Chief Executive Officer) the average of the matching and profit sharing contributions, if any, allocated to the executive's account under our 401(k) plan for the three years prior to the change of control.

        The executive is also entitled to paid medical, disability and life insurance benefit coverage comparable to the coverage we provided immediately prior to the change-of-control for a period of two years following the date of employment termination and to certain outplacement services. Upon termination under the circumstances described above, all unvested stock options, stock appreciation rights, restricted stock, deferred stock units and other stock-based awards possessed by the executive will immediately vest and become immediately exercisable, unless the agreement documenting the award provides otherwise or such awards are assumed or replaced by the continuing or acquiring company.

        If the payments or benefits described above are subject to an excise tax pursuant to provisions of the United States Internal Revenue Code that apply to "parachute payments," we may, depending on the amount of the payments that are subject to the excise tax, either reduce the amount of the payments to prevent the application of the excise tax to them or pay the executive an amount sufficient to pay the excise tax and any federal, state and local income tax and social security or other employment tax, and any excise tax on such payment, together with any interest or penalties assessed on the executive if such interest or penalties are attributable to our failure to comply with its excise-tax payment obligations to the executive or applicable law.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        Pursuant to its written charter, the Compensation and Human Resources Committee of our Board establishes and reviews the compensation of our officers, including the Named Executive Officers, and all compensation-related arrangements involving our stock or stock options. The Compensation and Human Resources Committee is composed entirely of non-employee directors who are independent, as determined by the Board, within the meaning of the Nasdaq rules. Our President and Chief Executive Officer and other members of the senior management team have responsibility for administering the overall compensation program approved by the Compensation and Human Resources Committee.

        The Compensation and Human Resources Committee has furnished the report on executive compensation for fiscal 2004 set forth below. In the report, the term "the Company" refers to us and our consolidated subsidiaries.

Compensation Philosophy

        The Company's executive compensation programs are designed to attract, motivate and retain executives critical to the Company's long-term success and the creation of shareowner value. The Committee's fundamental philosophy is to link closely our senior management's compensation with the achievement of annual and long-term performance goals. The Committee awards compensation that is based upon Company-wide, business unit and individual performance and that is designed to motivate our senior management members to achieve strategic business objectives and to continue to perform at the highest levels in the future. The Committee includes a significant equity component in total compensation because the Committee believes that equity-based compensation aligns the long-term interests of employees with those of shareowners. In this regard, the Company adopted an equity ownership commitment that calls for senior management to own a multiple of salary in stock. This reflects senior management's commitment to the Company.

        The Committee believes that compensation decisions are complex and best made after a deliberate review of the Company's performance and industry compensation levels. For purposes of reviewing compensation philosophy, the Committee focuses on the following four areas:

  •
  Peer group comparisons,

  •
  Pay positioning strategy,

  •
  Internal vs. external pay equity, and

  •
  Performance alignment with business plan.

Senior Management Compensation for Fiscal 2004

        In fiscal 2004, senior management members received annual compensation (excluding employee benefits) comprised of base salary and incentive compensation. The incentive compensation consisted of a cash bonus, which served as a short-term incentive, and stock-option awards, which served as a long-term incentive. The base salary and incentive compensation are referred to in this report as an employee's total compensation because the employee benefits are relatively insignificant. In general, employees with relatively greater total compensation received a relatively greater percentage of their total compensation in the form of long-term equity-based compensation.

        In setting fiscal 2004 base salaries, the Committee considered individual experience, responsibilities and tenure and the compensation philosophies discussed above. Base salaries were set generally in the range of median base salaries paid to executives at a peer group of companies identified by the Committee. Annual cash-bonus targets were tied to the Company's overall performance, as well as the performance of each executive and of his or her area of responsibility or business unit. For fiscal 2004, the Committee separated the funding and the payout of the cash bonus plan, basing the funding on achievement of operating income targets.

        In determining fiscal 2004 cash bonus pay-outs, the Committee relied heavily, but not exclusively, on the criteria mentioned. The Committee did not use any fixed formula in determining incentive awards. Instead, it exercised discretion in light of these measures and in view of its compensation objectives to determine overall funding and individual incentive award amounts. The Committee reviewed Company-wide and business unit achievements, financial performance and financial ratios, including net revenue, income before and after taxes, earnings per share, market share and several key business drivers, and compensation expense compared to both net revenues and pre-compensation profit before taxes (on an absolute basis, year-to-year and compared to competitor performance). The Committee also reviewed Company-wide, business unit and individual performance, both on an absolute basis and against pre-established performance goals, including comparison with estimated financial performance of most of the life science companies. Finally, the Committee reviewed survey data regarding a peer group of companies for purposes of monitoring senior management compensation levels in relation to similar jobs in the marketplace, including both estimates for the current year and on a historical basis and considered leadership and integration of recently acquired companies with particular emphasis on gross margin.

        The Committee believes that the Company delivered strong financial performance in 2004. The Committee considered this performance in awarding senior management compensation, as more fully discussed below under "CEO Compensation for Fiscal 2004." These factors were not, however, the sole items considered. Furthermore, the Committee did not target incentive compensation at any particular point within a range established by a comparison of the financial performance of, or compensation levels of, the peer group companies or the other competitors operating in the same or similar businesses as the Company. The Committee also considered the advice of a nationally recognized executive compensation consulting firm in determining whether the amounts and types of compensation the Company pays its senior management is appropriate.

CEO Compensation for Fiscal 2004

        Mr. Dodd's fiscal 2004 salary was based on the criteria described in this report. Based upon competitive data, the Committee increased his salary for fiscal 2004 by 5% in April 2004 from $388,000 to $407,500. The Committee set a fiscal 2004 short-term incentive compensation target bonus of $203,750 for Mr. Dodd in accordance with the policies described above relating to all senior management members and based on substantially the same factors and Section 162(m) performance criteria as for other senior management members.

        In determining the amount of Mr. Dodd's short-term incentive compensation pay-out for fiscal 2004, the Committee evaluated Mr. Dodd based on Company-wide overall performance and the Company's progress on strategic objectives. The Committee also compared his total compensation over a three-year period to that of competitors' CEOs. The Committee considered, among other things, the following factors:

  •
  Revenue increased 33.4%, from $146.9 million in fiscal 2003 to $195.9 million in fiscal 2004.

  •
  Operating income increased 21.2%, from $26.4 million in fiscal 2003 to $32.0 million in fiscal 2004.

  •
  Net income increased 46.3%, from $12.1 million in fiscal 2003 to $17.7 million in fiscal 2004.

  •
  The Company strengthened its balance sheet, improved its capital and liquidity positions and maintained strong credit ratings in fiscal 2004.

  •
  The Company successfully completed two substantial acquisitions and improved performance of earlier acquisitions during fiscal 2004.

  •
  Mr. Dodd displayed significant individual leadership throughout the year.

        Based on the foregoing factors, the Committee awarded Mr. Dodd total compensation for fiscal 2004 of $1,041,950 (not including the value of benefits and perquisites) comprised of the following:

2004 Compensation
Base Salary	$407,500
Cash Bonus	305,625
Stock Options	328,825

$1,041,950

The cash bonus of $305,625 was 50% higher than the target bonus of $203,750. The value shown for stock options represents the value (as determined by the Black-Scholes stock option evaluation model) of 50,000 stock options awarded on May 14, 2004 at an exercise price of $18.79. In 2004, 52% of Mr. Dodd's incentive compensation was equity-based and its value was tied to the long-term performance of the Company's Common Stock. Moreover, 35% of his total compensation (with cash bonus at target level of $203,750) was tied to the long-term performance of Serologicals' common stock.

2004 Compensation Review

        In 2004, the Committee decided to take a fresh look at the Company's executive compensation practices, with a focus on policies relating to senior management compensation. The Committee's purpose was to confirm that the Company's executive compensation policies remain aligned with the goal of enhancing shareowner value through programs that attract, motivate and retain key executives and to create an incentive strategy that resulted in a new incentive plan. The Committee engaged a nationally recognized executive compensation consulting firm to provide independent insights on executive compensation matters, both generally and within the company's industry.

        As part of the review process,

  •
  The Committee's consultant interviewed each member of the Committee and eight members of senior management, including the President and Chief Executive Officer.

  •
  The Committee selected a peer group of 16 companies, most of which are competitors of the Company. The Committee also reviewed an additional seven companies, some of which were much larger than the Company, for purposes of designing the 2005 Incentive Plan. The Committee did not use the much larger companies in setting pay levels, however. In some cases, the Committee reviewed compensation for division executives of the much larger companies in setting the pay levels of the senior executives of the Company's subsidiaries.

  •
  The Committee reviewed various materials, including the principles outlined in the 2003 Report of the National Association of Corporate Directors Blue Ribbon Commission on Executive Compensation and the Role of the Compensation Committee.

  •
  The Committee analyzed the Company's compensation practices, guided by three key principles, and noted examples of how the Company's executive compensation practices follow these principles, which are as follows:

  •
  Performance-based:    Pay levels should be determined based on Company-wide, business unit and individual results compared to quantitative and qualitative performance priorities set at the beginning of the year. Total senior management compensation expense should move in line with Company profits. Growth in revenue, earnings per share and operating income are key performance measures that should be considered in making pay decisions. This is particularly important because the Company made significant acquisitions over the past two years.

    •
    Shareholder-aligned:    Equity should be awarded as a significant component of incentive compensation. Equity awards have historically comprised a significant portion of long-term incentive compensation.

    •
    Fair:    Pay levels should be perceived as fair, both internally and externally. Senior management's absolute pay levels are considered relative to those of the Company's peers. The pay levels should be targeted for the median levels of the peer group. Competitive pay levels should be considered in the context of an evaluation of Company-wide and business unit results relative to the results of peers. Senior management's pay should be compared to the peer group and with each other to ensure appropriate internal relationships are achieved. The Committee also reviewed executive compensation policies of the Company's competitors and several S&P 500 companies, including some larger life sciences companies.

        Based on the review, the Committee determined to make several changes to the senior management compensation program. The following changes, some of which are conditioned upon approval of the 2005 Incentive Plan by our shareowners, will apply to fiscal 2005 compensation:

  •
  The percentage of senior management incentive compensation to be paid in equity will be significantly increased.

  •
  The equity-based compensation will be changed from a fixed-share, stock-award guideline to a value-based model that is based on competitive data.

  •
  Performance-based-stock-unit awards will be issued with respect to fiscal 2005, if the 2005 Incentive Plan is approved by our shareowners.

  •
  The funding formula for the annual incentive program will be continued.

  •
  Incentive payments will be based on two key performance indicators for the 2005 and 2006 period—revenue and earnings per share growth.

These changes reflect the Committee's philosophy that long-term incentive compensation serves three purposes: to align the interests of executives with those of the Company's shareowners (through stock options), to promote the Company's long-term performance goals (through performance-based awards) and to further executive retention (through stock ownership).

        Long-term incentive awards for each member of senior management will consist of a grant comprised of two components: stock options and performance-based stock units. In consultation with its consultant, the Committee first determined the value of the award to be granted to each recipient. Then, using valuation methodologies determined by the Committee in consultation with its consultant, the award was allocated among its components, with stock options and performance-based stock units generally targeted at approximately two-thirds and one-third, respectively, of the total award. The stock options and performance-based stock units will have the following terms:

  •
  Stock Options.    Options will vest over a four-year period, with 25% becoming exercisable on each anniversary of the grant date, and will have a seven-year term. All options will be granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Option re-pricing is expressly prohibited by the terms of the 2005 Incentive Plan.

  •
  Performance-Based Stock Units.    Performance-based stock units will vest after two years, and will be tied to the Company's performance against pre-established targets, including the compound growth rate of consolidated revenues and earnings per share over a two-year performance period. Revenue growth will comprise 55% of the performance goal and earnings per share will comprise 45% of the performance goal. The actual payout under these awards may vary based on our actual performance over the two-year performance period. Issuance of performance-based stock units is conditioned upon the approval by the Company's shareowners of the 2005 Incentive Plan.

CEO Compensation Review

        The Committee's 2004 compensation review included a review of all forms of Mr. Dodd's compensation and his balances in equity, retirement and non-qualified deferred compensation plans, including base salary, cash bonus, long-term incentive awards, realized stock option gains and the value of perquisites received for fiscal 2004. The Committee also reviewed total payment obligations to Mr. Dodd under the Company's voluntary non-qualified deferred compensation plans, the 401(k) plan, and employee stock purchase plan, as well as the aggregate value of stock options held by him at fiscal year-end. The Committee also noted that Mr. Dodd is eligible for a $1,000 per month car allowance and that he has a change in control severance agreement and an employment agreement.

        As a result of the review, the Committee increased Mr. Dodd's salary by approximately 5%, from $407,500 to $428,000, effective in April 2005. Mr. Dodd's bonus opportunity remains at a target opportunity of 50% of salary. His long-term incentive opportunity will be equal to 1.85 times salary, an increase from 35% in fiscal 2004 to 53% in fiscal 2005. The Committee believes that the increase will strengthen Mr. Dodd's alignment with shareowners. For fiscal 2005, his long-term incentive will consist of two-thirds stock options and one-third performance-based stock units, on a value basis. The performance-based stock units will be subject to a two-year vesting period. The Committee has also determined that it will evaluate Mr. Dodd's performance during fiscal 2005 based on, among other things, achievement of revenue and net income targets and the other factors outlined above that were used in evaluating his 2004 performance.

Tax Deductibility Considerations

        The Committee's policy is to maximize the tax deductibility of compensation payments to senior management members under Section 162(m) of the Code. The Company's shareowners have approved its existing incentive plans, which are designed and administered to qualify compensation awarded as "performance-based." The Committee may, however, authorize payments to senior management members that may not be fully deductible if the Committee believes that such payments are in our shareowners' interests. The 2005 Incentive Plan covers both the short- and long-term incentive plans.

        The Committee certified in accordance with Section 162(m) that the Company's financial results for fiscal 2004 satisfied the performance criteria set in accordance with Section 162(m) for fiscal 2004. After an analysis of the considerations set forth above, the Committee awarded incentive compensation to the senior management members for fiscal 2004 in amounts that were below the maximum amount yielded by the application of the compensation formula contained in the performance criteria.

Executive Stock Ownership

        The Company's policy is to encourage retention of Common Stock and Common Stock equivalents delivered to executives through the overall compensation program. Retention of equity is critical to the Company's ability to create commonality of interest between management and shareowners by tying the value of compensation already paid to future changes in shareowner value. Accumulation of equity, therefore, functions to encourage a partnership-like environment in which executives behave like owners, rather than employees.

        In support of this objective, the Company has adopted a share-ownership guideline pursuant to which increasingly higher levels of ownership are recommended based on the degree to which executives are responsible for development and execution of the Company's business strategy. The guideline applies to all officers and non-employee directors. Pursuant to the guideline, officers and directors are expected to reach the following ownership levels within five years of adoption of the guidelines or employment, as applicable.

Recommended Ownership Levels

Position	Ownership Target as a Percent of Salary/Retainer
President and Chief Executive Officer	300%
Vice Presidents	200%
Directors	500%

Conclusion

        Attracting and retaining talented and motivated management and employees is essential to create long-term shareholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of senior management members and other key employees with those of shareowners. The Committee believes that the Company's fiscal 2004 compensation program and the newly designed 2005 program meet these objectives.

Compensation and Human Resources Committee

Lawrence E. Tilton, Chairman
Ronald G. Gelbman
Gerard M. Moufflet

The foregoing report of the Compensation and Human Resources Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

        The graph below compares the cumulative total return on our Common Stock from December 26, 1999 through January 2, 2005 with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Nasdaq Biotech Stock Index. Cumulative total return values were calculated assuming an investment of $100 on December 26, 1999 and reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SEROLOGICALS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*
$100 invested on 12/26/99 in stock or on 12/31/99 in index—including reinvestment of dividends. Indices calculated on month-end basis.

Total Return Analysis

Investment Date	Nasdaq Biotech Stock Index	Nasdaq Stock Market	Serologicals Corporation
12/26/99	100.00	100.00	100.00
12/31/00	72.62	153.84	233.97
12/30/01	50.23	124.26	336.28
12/29/02	29.12	69.11	163.72
12/28/03	44.24	96.95	283.01
1/02/05	45.99	100.60	343.58

        The performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or Exchange Act, unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT AUDITORS

        Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2006. Our shareowners are being asked to ratify the appointment of Deloitte & Touche LLP at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

        The following table sets forth the aggregate fees we paid or accrued for the audit and other services provided by Deloitte & Touche LLP for fiscal 2004 and 2003.

	2004	2003
Audit Fees(1)	$460,500	$503,000
Internal Control Attestation Fees(2)	330,200	—
Audit-Related Fees(3)	96,000	89,000
Tax Fees(4)	10,405	16,000

	$897,105	$608,000

(1)
Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees paid or accrued during fiscal 2003 included approximately $125,000 attributable to the re-audit of fiscal 2001.

(2)
Internal control attestation fees represent fees for professional services provided in connection with the review of our internal controls for the attestation required by Section 404 of the Sarbanes-Oxley Act of 2002.

(3)
Audit-related fees consisted primarily of accounting consultations and other attestation services.

(4)
For fiscal 2004 and 2003 tax fees principally included tax compliance fees of $10,405 and $16,000, respectively, incurred by our foreign subsidiaries.

        We paid no other fees to Deloitte & Touche LLP during fiscal 2004 and fiscal 2003.

Fee Pre-Approval Policy

        During fiscal 2004 our Audit Committee adopted a pre-approval policy related to fees payable by us in connection with audit and non-audit services performed by our independent auditors. The policy is intended to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, specific pre-approval of such type of service by our Audit Committee is required. Likewise, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Committee. The policy describes categories of "audit", "audit-related" and "tax and all other services" that may be pre-approved. The term of the pre-approval is twelve months from the date of pre-approval. Our Audit Committee periodically revises the list of pre-approved services. The policy permits our Audit Committee to delegate pre-approval authority to one or more of its members. The Committee has, accordingly, delegated to the Chairman of the Committee the authority to approve services, if approval is required before a meeting of the Audit Committee can be scheduled. If the Chairman approves services under such circumstances, he is required to advise the Committee as promptly as practicable after doing so. The pre-approval policy does not apply to the annual audit services engagement terms and fees. Our Audit Committee approves such engagement and any changes in terms, conditions and fees resulting from changes in audit scope, corporate structure or other matters.

        Our Audit Committee has pre-approved certain other services, called "audit" services in the policy, that only our independent auditor can reasonably provide. All "audit" services other than those pre-approved must be separately pre-approved by our Audit Committee. The pre-approved "audit" services are as follows:

  •
  Statutory audits or financial audits for our subsidiaries or affiliates in an amount not to exceed $25,000.

  •
  Services associated with registration statements, periodic reports and other documents filed with the Securities and Exchange Commission or other documents issued in connection with securities offerings (e.g., comfort letters, consents) and assistance in responding to SEC comment letters in an amount not to exceed $50,000.

  •
  Consultations by members of our management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies in an amount not to exceed $15,000.

        The policy permits our Audit Committee to pre-approve assurance and related services, called "audit-related" services, that are reasonably related to the performance of the audit of our financial statements and that are traditionally performed by the independent auditor. All "audit-related" services other than those pre-approved must be separately pre-approved by our Audit Committee. The pre-approved "audit-related services are as follows:

  •
  Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters in an amount not to exceed $25,000.

  •
  Internal control reviews and assistance with internal control reporting requirements in an amount not to exceed $15,000.

  •
  Consultations by our management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulation or standard-setting bodies in an amount not to exceed $15,000.

  •
  Attest services not required by statute or regulation in an amount not to exceed $15,000.

        The policy also permits our Audit Committee to pre approve certain tax services, such as tax compliance, tax planning and tax advice, and other services that it believes are routine and recurring services and that it believes would not impair the independence of the auditor. The pre-approval may not apply to tax services related to large and complex transactions, which require separate pre-approval by our Audit Committee. At this time, our Audit Committee has not pre-approved any other services. The pre-approved tax services are as follows:

  •
  Review of federal, state, local and international income, franchise and other tax returns in an amount not to exceed $15,000.

  •
  U.S. federal, state and local tax planning and advice in an amount not to exceed $15,000.

  •
  U.S. federal, state and local tax compliance in an amount not to exceed $15,000.

  •
  International tax planning and advice in an amount not to exceed $15,000.

  •
  International tax compliance in an amount not to exceed $15,000.

        The pre-approved fee amounts set forth above represent the amounts of fees for pre-approved services that may be incurred between quarterly meetings of our Audit Committee. We are required to communicate the amount of all fees incurred for pre-approved services to our Audit Committee for ratification at its quarterly meetings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Pursuant to its written charter, the Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP, our independent accountants, is responsible for auditing our annual financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and rely, without independent verification, on the information provided to them and on the representations made to them by management and the independent accountants.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2005 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has met and held discussions with management and the independent auditors. The Audit Committee has reviewed and discussed the audited financial statements for the year ended January 2, 2005 with management and reviewed and discussed with management and the independent auditors the critical accounting policies followed in preparing the financial statements. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

  •
  Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

  •
  Based on the auditors' experience, and their knowledge of us, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC accounting and disclosure requirements?

  •
  Based on the auditors' experience, and their knowledge of us, have we implemented internal controls and internal audit procedures that are appropriate for us?

        Our independent auditors also provided to the Audit Committee written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditors' independence from us and determined they were independent.

        Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 2, 2005, as filed with the SEC.

Audit Committee
Robert J. Clanin, Chairman
Wade Fetzer, III
Gerard M. Moufflet

        The foregoing report of Audit Committee of the Board of Directors shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or Exchange Act, unless we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Appendix A
Audit Committee Charter

SEROLOGICALS CORPORATION

CHARTER OF AUDIT COMMITTEE OF BOARD OF DIRECTORS

Amended and Restated on March 8, 2005

A.    Purpose

        The Committee provides oversight for the Company's programs that are intended to ensure that Company activities, primarily as they relate to financial matters, are conducted in a legal and ethical manner. In so doing, the Committee oversees all material aspects of the Company's financial reporting, control, and audit functions, except those specifically related to the responsibilities of another committee of the Board. The Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders on Company processes for the management of business/financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements as they relate to the Company's financial statements and financial reporting obligations. Specifically, the Committee's purpose includes assisting the Board in its oversight of:

  •
  the integrity of the financial statements of the Company;

  •
  the qualifications, independence and performance of the Company's external auditor;

  •
  the performance of the Company's internal audit function; and

  •
  compliance by the Company with legal and regulatory requirements.

B.    Membership

        The Committee will consist of no fewer than three members, all of whom must be independent directors, as defined by applicable guidelines, including (1) being independent as defined under Rule 4200 of The Nasdaq Stock Market Rules and (2) meeting the criteria for independence set forth in Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. Committee members will have:

  1.
  Knowledge of the primary industries in which the Company operates,

  2.
  The ability to read and understand fundamental financial statements including a balance sheet, income statement, statement of cash flow, and key performance indicators, and

  3.
  The ability to understand key business and financial risks and related controls and control processes.

C.    Meetings

        The Committee will have regular meetings at least quarterly, at times and places decided by the chair after consultation with Committee members, the chair of the Board and other persons scheduled to attend all or part of the meeting. Additional meetings may be called at the request of two or more members of the Committee, or the chair of the Board, or the CEO. The Committee may hold meetings by conference telephone and may take action without a meeting by execution of a written consent.

D.    Operating Principles

  1.
  Communications—The chair and others on the Committee will, to the extent appropriate, have contact throughout the year with senior management, other Committee chairmen, and other key Committee advisors, including external and internal auditors, as applicable, to strengthen the Committee's knowledge of relevant current and prospective business issues.

  2.
  Committee Educational Orientation—The Committee, with management, will develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Company. Additionally, individual Committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates. Members who participate in such self-study will be reimbursed for expenses incurred in accordance with the Board's Statement of Policy Regarding Attendance of Industry Meetings, adopted in August 2004.

  3.
  Annual Plan—The Committee, with input from management and other key Committee advisors, will develop an annual plan for approval by the full Board.

  4.
  Meeting Agenda—Committee meeting agendas will be the responsibility of the Committee chair, with input from Committee members and other interested parties.

  5.
  Expectations and Information Needs—The Committee will communicate expectations and the nature, timing, and extent of Committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, will be received from management, auditors, compliance managers, and others at least one week in advance of meeting dates to allow adequate time for committee members to study the information.

  6.
  Advisors; Funding—The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities. The Company will provide appropriate funding, as determined by the Committee, for compensation to the external auditor, to any advisors that the Committee chooses to engage, and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

  7.
  Meeting Attendees—The Committee will request members of management counsel, internal audit, and external auditors, as applicable, to participate in Committee meetings, as necessary, to carry out the Committee responsibilities. Periodically and at least annually, the Committee will meet in private session with only the Committee members. It is understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the audit Committee or Committee chair with or without management attendance. In any case, the Committee will meet in executive session separately with internal and external auditors, at least annually.

  8.
  Reporting to the Board of Directors—The Committee, through the Committee chair, will report after each Committee meeting to the Board of directors. In addition, minutes of audit Committee meetings, separately identifying monitoring activities from approvals, will be available to each Board member.

  9.
  Committee Self Assessment—The Committee annually will review, discuss, and assess its own performance as well as the Committee role and responsibilities, seeking input from senior management, the full Board, external auditors, and others. Changes in role and/or responsibilities, if any, will be recommended to the Board of directors for approval.

E.    Reporting to Shareholders

        The Committee will prepare a report for inclusion in the Company's public filings such as proxy statements, as required or recommended by the SEC.

F.    Committee's Relationship with External and Internal Auditors

  1.
  The Committee shall appoint, compensate, retain and oversee the work performed by the external auditor for the purpose of preparing or issuing an audit report or related work. The Committee shall also review the performance of the external auditor, and shall remove the external auditor if circumstances warrant. The external auditor will report directly to the Committee. The Committee will oversee the resolution of disagreements between management and the external auditor if they arise.

  2.
  As the external auditors review financial reports, they will be reporting to the Committee. They will report all relevant issues to the Committee responsive to the information needs identified by the Committee. The Committee will review the work of external auditors.

  3.
  The Committee will annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The Committee will ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the Committee will discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the auditors' assurances of independence, it will take or recommend to the full Board appropriate action to ensure the independence of the external auditor.

  4.
  The internal audit function will be responsible to the Board of directors through the Committee.

  5.
  If either the internal or external auditors identify significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they will communicate these issues to the Committee chair.

  6.
  The Committee will establish policies for the Company's hiring of current or former employees of the external auditors.

  7.
  The Committee will review and discuss with the external auditor any audit problems, difficulties or significant disagreements with management, and management's response thereto, including those matters required to be discussed with the Audit Committee by the external auditor pursuant to Statement on Auditing Standards No. 61, as amended by SAS 90 and as may be further amended.

  8.
  The Committee shall approve all auditing services and permitted non-audit services, including the fees therefor, to be provided to the Company by the external auditors, and shall consider whether any permitted non-audit assignments are compatible with maintaining the general independence of the external auditor.

  9.
  The Committee shall confirm with the external auditor that the partners of the external auditor have been rotated from the Company engagement as required by Regulation S-X and shall consider whether, in order to assure continuing public accountant independence or for other reasons, there should be regular or periodic rotation of the audit firm itself.

G.    Primary Duties

  1.
  The Committee will review and assess:

  a)
  Risk Management—The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk unless such areas are related to the responsibilities of another committee of the Board.

    b)
    Financial Reports and Filings—All earnings press releases and major financial reports, including quarterly and annual reports filed with the SEC, in advance of filings or distribution. The Committee shall make a recommendation to the Board of Directors as to whether the annual audited financial statements of the Company should be included in its Annual Report on Form 10-K.

    c)
    Internal Controls and Regulatory Compliance—The Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

    d)
    Internal Audit Responsibilities—The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management's response.

    e)
    Regulatory Examinations—SEC inquiries and the results of examinations by other regulatory authorities (other than those that are the responsibility of the Regulatory Compliance Committee) in terms of important findings, recommendations, and management's response.

    f)
    External Audit Responsibilities—Auditor independence and the overall scope and focus of the annual and interim audits, including the scope and level of involvement with unaudited quarterly or other interim-period information.

    g)
    Financial Reporting and Controls—Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

    h)
    Auditor Recommendations—Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response. The views of management and auditors on the overall quality of annual and interim financial reporting, including the quality of the Company's financial and audit personnel.

    i)
    Charter Adequacy—The adequacy of this Charter at least annually and have it published at least every three years in accordance with Securities and Exchange Commission regulations.

  2.
  The Committee will review the critical accounting policies and practices of the Company with management, internal auditors and the external auditor, as appropriate.

  3.
  The Committee will at least annually discuss with the CEO and CFO of the Company the Company's internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

  4.
  The Committee will establish procedures for:

  a)
  the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

  b)
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    The Committee will review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

  5.
  The Committee will review, assess, and approve:

  a)
  The Company's code of ethical conduct.

  b)
  The internal auditor charter.

  c)
  Changes in important accounting principles and the application thereof in both interim and annual financial reports.

  d)
  Significant conflicts of interest and related-party transactions.

  e)
  Internal auditor and compliance performance and changes in internal audit leadership, key financial management, and or compliance leadership.

  6.
  The Committee shall authorize and oversee investigations into any matters within the Committee's scope of responsibility as described in this Charter or as otherwise may be subsequently delegated to the Committee by the Board of Directors, with the power to retain independent counsel, accountants and other advisors and experts to assist the Committee if deemed appropriate.

H.    Limitations Inherent In The Audit Committee's Role

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the external auditor.

Appendix B
Serologicals Corporation 2005 Incentive Plan

SECTION 1. PURPOSE OF THE PLAN

        The purpose of the Serologicals Corporation 2005 Incentive Plan is to further the interests of Serologicals Corporation and its stockholders by providing short- and long-term performance incentives to those key employees, non-employee directors, contractors and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

SECTION 2. DEFINITIONS

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Award" means any Option, Deferred Stock Unit, Performance Share Unit, Restricted Stock, Restricted Stock Unit, SAR, Other Stock-Based Award, or cash payments granted to a Participant under the Plan.

          (b)   "Award Agreement" means the written agreement, instrument or document evidencing an Award.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Cause" shall have the meaning given such term in the applicable Award Agreement or, if not defined in the applicable Award Agreement, as defined in the employment, consulting or other similar agreement between the Participant and the Company or any Subsidiary in effect at the applicable time, or if there is no employment, consulting or other similar agreement in effect at the applicable time, "Cause" shall mean: (i) an act of dishonesty causing harm to the Company or any Subsidiary in effect at the applicable time; (ii) the knowing disclosure of confidential information relating to the Company's or any Subsidiary's business; (iii) reporting to work under the influence of alcohol or narcotic or illegal drugs or testing positive for illegal drug usage; (iv) conviction of, or a plea of nolo contendere with respect to, a felony; (v) the willful refusal to perform, or the gross neglect of, the duties assigned to the Participant; (vi) the Participant's willful breach of any law that, directly or indirectly, affects the Company or any Subsidiary; (vii) the Participant's material breach of his or her duties following a Change of Control that do not differ in any material respect from the Participant's duties and responsibilities during the 90-day period immediately prior to such Change of Control (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Participant's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company, and which is not remedied in a reasonable period after receipt of written notice from the Company or any Subsidiary specifying such breach. If "Cause" is defined in both an employment, consulting or other similar agreement and an Award Agreement, the meaning thereof in the employment, consulting or other similar agreement shall control, unless otherwise specified in the Award Agreement.

          (e)   "Change of Control"

            (i)    means and includes each of the following for purposes of vesting in an Award and the payment of any Award other than a Deferred Stock Unit, Performance Share Unit, Restricted Stock Unit, SAR or other Award subject to Section 409A of the Code:

              (A)  the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary or (y) a person who acquires such securities directly from the Company in a privately-negotiated transaction, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (I) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 35% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (II) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board;

              (B)  a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors;

              (C)  the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

              (D)  the consummation of (I) a complete liquidation of the Company or (II) a sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

    Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

            (ii)   means and includes a "change in control event" as defined in Section 409A of the Code or the guidance issued thereunder for purposes of the payment of any Award that is a Deferred Stock Unit, Performance Share Unit, Restricted Stock Unit, SAR or other Award subject to Section 409A of the Code.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g)   "Committee" means the Compensation and Human Resources Committee of the Board.

          (h)   "Company" means Serologicals Corporation.

          (i)    A "Continuing Director" means, as of any date of determination, any member of the Board who (i) was a member of such Board on the date that was 24 months prior to the date of determination or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          (j)    "Deferred Stock Unit" means an Award granted to a Participant pursuant to Section 6(c) that shall be valued in reference to the market value of a share of Stock (plus any distributions on such Stock that shall be deemed to be re-invested when made) and may be payable in cash or Stock.

          (k)   "Disability" means (i) for any purpose other than payment of any Award that is a Deferred Stock Unit, Performance Share Unit, Restricted Stock Unit, SAR or other Award subject to Section 409A of the Code, "disability" as determined by the Committee, and (ii) for purposes of payment of any Award that is a Deferred Stock Unit, Performance Share Unit, Restricted Stock Unit, SAR or other Award subject to Section 409A of the Code, (A) a Participant's receipt of income replacement benefits for a period of not less than 3 months under an accident or health plan of the Company or a Subsidiary by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) if a Participant is not covered by an accident or health plan of the Company or a Subsidiary, a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (m)  "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the mean of the high and low sales prices of Stock on the next preceding day on which sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

          (n)   "Full-Value Award" means a Deferred Stock Unit, Performance Share Unit, Restricted Stock, Restricted Stock Unit and any Other Stock-Based Award that the Committee determines more closely resembles a Deferred Stock Unit, Performance Share Unit, Restricted Stock, or Restricted Stock Unit than an Option or SAR; provided, however, that an SAR that is settled in stock on a net basis shall be a "full-value award".

          (o)   "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

          (p)   "Option" means a right granted to a Participant pursuant to Section 6(b) or (c) to purchase Stock at a specified price during a specified time period. An Option granted to a Participant pursuant to Section 6(b) may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

          (q)   "Other Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, other than an Option, Deferred Stock Unit, Performance Share Unit, Restricted Stock, Restricted Stock Unit, or SAR.

          (r)   "Participant" means each key employee, non-employee director, contractor or consultant selected by the Committee pursuant to Section 3(a) to receive an Award pursuant to the Plan.

          (s)   "Performance Cycle" means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

          (t)    "Performance Goal" means the goal or goals, if any, established by the Committee based on one or more of the following business criteria that are to be achieved during a Performance Cycle determined by the Committee: Earnings per share, operating income, net income, cash flow, gross profit, return on investment, gross margin, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return on equity, return on assets, return on capital, revenue growth, total shareholder return, and economic value added, customer satisfaction, technology leadership, number of new patents, employee retention, market share, market segment share, product release schedules, new product innovation, product cost reduction through advanced technology, brand recognition/acceptance, and product ship targets.

  Performance Goals may be based (as the Committee deems appropriate) on (a) Company-wide performance, (b) performance of a subsidiary, division, region, department, function, plant, facility or other operational unit of the Company, (c) individual performance (if applicable), or (d) any combination of the foregoing. Performance Goals may be set in any manner determined by the Committee, including looking to achievement on an absolute basis or on a relative basis to prior periods or in relation to peer group, indexes or other external measure of the selected criteria. When the Committee sets Performance Goals that are intended for "performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall establish the general objective rules that the Committee will use to determine the extent, if any, that such Performance Goals have been met. In establishing the objective rules, the Committee may take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Committee deems relevant in light of the nature of the Performance Goals set for the Participant or the assumptions made by the Committee regarding such goals.

          (u)   "Performance Share Unit" means a unit granted pursuant to Section 6(d), the value of which is equal to the Fair Market Value of one share of Stock and which is payable in cash or Stock or a combination of both upon the achievement of one or more specified Performance Goals within a specified Performance Cycle reflected by such grant.

          (v)   "Plan" means this 2005 Incentive Plan of the Company, as amended from time to time.

          (w)  "Prior Plan" means the Serologicals Corporation Stock Incentive Plan, which was adopted by the Company's stockholders at an Annual Meeting of stockholders that was held on May 8, 2001.

          (x)   "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(e) that may be subject to certain restrictions and to a risk of forfeiture.

          (y)   "Restricted Stock Unit" means a unit granted pursuant to Section 6(f), the value of which is equal to the Fair Market Value of one share of Stock and which is payable in cash or Stock or a combination of both following the lapse of restrictions thereon reflected by such grant.

          (z)   "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(g) to be paid an amount measured by the appreciation in the Fair Market Value of a share of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Stock, as determined by the Committee.

          (aa)    "Specified Employee" means a "key employee" (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company or a Subsidiary.

          (bb)    "Stock" means the common stock, $0.01 par value, of the Company.

          (cc)    "Subsidiary" means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

SECTION 3. ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company.

        Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees, non-employee directors, contractors and consultants who will receive Awards pursuant to the Plan; (b) to determine the type or types of Awards to be granted to each Participant; (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to executive officers of the Company the authority to perform such functions, including, without limitation, the selection of Participants and the grant of Awards, to the extent permitted under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code and applicable law; provided, however, that the Committee may not delegate the authority to grant Awards, perform such functions or make any determination affecting or relating to the executive officers of the Company.

SECTION 4. PARTICIPATION IN THE PLAN

        Participants in the Plan shall be key employees, non-employee directors, contractors and consultants of the Company and its Subsidiaries selected by the Committee to receive an Award; provided, however, that only persons who are key employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options that are intended to qualify as ISOs.

SECTION 5. PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

          (a)   Subject to the provisions of Section 8, the aggregate number of shares of Stock available for issuance pursuant to Awards under the Plan shall be 10,000,000 shares, increased for remaining available shares under the Prior Plan plus any shares of Stock that are represented by awards under the Prior Plan that are outstanding on the effective date of the Plan and that subsequently are forfeited, canceled or expire unexercised (the "Share Authorization"). To the extent that a share of Stock is subject to an outstanding Full-Value Award, such share shall reduce the Share Authorization by two shares of Stock, and to the extent that a Share is subject to an outstanding Option, SAR or Other Stock-Based Award not treated as a Full-Value Award, such share shall reduce the Share Authorization by one share of Stock.

          (b)   No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares that may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the Share Authorization. If an Award is forfeited, paid in cash or otherwise terminated for any reason whatsoever without an actual issuance of shares to the Participant or if any shares issued pursuant to an Award are forfeited, the remaining number of shares available for Awards pursuant to the Share Authorization shall be increased by the number of shares subtracted from the Share Authorization with respect to the forfeited, cashed-out or terminated Award, to the extent of any such forfeiture, cash-out, or termination. The shares attributable to the forfeited, terminated or cashed-out Awards shall again be available for Awards under the Plan. If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price on an Award or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant's obligation for taxes, the number of shares tendered or retained shall not become or again be, as the case may be, included in the Share Authorization.

          (c)   Subject to the provisions of Section 8, the maximum number of shares of Stock that may be issued pursuant to ISOs shall not exceed 655,200 shares.

          (d)   Subject to the provisions of Section 8, no Participant shall be granted in any calendar year (i) Options to purchase more than 500,000 shares of Stock, (ii) SARs with respect to more than 500,000 shares of Stock, (iii) more than 200,000 shares of Restricted Stock, (iv) Restricted Stock Units with respect to more than 100,000 shares of Stock, (v) Performance Share Units with respect to more than 100,000 shares of Stock, or (vi) Other Stock-Based Awards with respect to more than 500,000 shares of Stock for Other Stock-Based Awards that are not Full-Value Awards and with respect to more than 200,000 shares of Stock for Other Stock-Based Awards that are Full-Value Awards. The maximum short-term incentive bonus award that may be paid to any Participant in any calendar year under Section 6(h) is $2,500,000. Notwithstanding the foregoing, the Committee may make an Award without regard to the foregoing limitations in connection with the initial employment of a person selected by the Committee to become a Participant, if the Committee determines, in its discretion, that making a grant in excess of the foregoing limitations is in the best interests of the Company and its stockholders.

          (e)   The Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

SECTION 6. AWARDS

          (a)    General.    Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant. All Awards shall be evidenced by an Award Agreement.

          (b)    Options.    The Committee may grant Options to Participants on the following terms and conditions:

            (i)    The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(b)) the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

            (ii)   The Committee shall determine (A) the time or times at which an Option may be exercised in whole or in part; (B) whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and shares of Stock, or in other property; (C) the means or methods of payment, including by "attestation" and through "cashless exercise" arrangements; and (D) the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to a Participant upon the exercise of an Option; all to the extent permitted by applicable law, and to the extent such feature or method does not result in accounting treatment that the Committee, in its discretion, determines could adversely affect the Company (or any Subsidiary).

            (iii)  The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than 10 years after the effective date of the Plan.

            (iv)  Subject to the provisions of Section 8, the Committee may not reset or reduce the exercise price of any Option below the Fair Market Value of the Stock at the time such Option was granted, or modify, amend, exchange or replace any Option such that the effect is to reset or reduce the exercise price, without prior approval of the stockholders of the Company.

          (c)    Deferred Stock Units.    The Committee is authorized to award Deferred Stock Units to Participants in lieu of payment of a bonus or other Award if so elected by a Participant under such terms and conditions as the Committee shall determine consistent with this Section 6(c) and Section 7(a), including terms that provide for the grant of Deferred Stock Units valued in excess of the bonus or Award deferred. A Participant must make an election to receive Deferred Stock Units in the calendar year before the calendar year in which the services related to the Award are first performed. The Committee, may require a Participant to defer, or permit (subject to any conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or Stock that otherwise would be due to such Participant in payment or settlement of an Award under the Plan, to the extent consistent with Section 409A of the Code. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest in respect of deferred payments credited in cash, and the payment or crediting of dividend equivalents in respect of deferred amounts credited in Stock equivalents.) Settlement of any Deferred Stock Units shall be made in a single sum of cash or Stock as provided in Section 7(a).

          (d)    Performance Share Units.    The Committee is authorized to grant Performance Share Units to Participants on the following terms and conditions:

            (i)    The Committee acting in its absolute discretion may grant Performance Share Units to Participants from time to time. Each such Performance Share Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Performance Share Units granted to the Employee, the Performance Goal or Goals, the Performance Cycle and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

            (ii)   Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 8, there shall be no adjustment to Performance Share Units for dividends paid by the Company.

            (iii)  Payment of vested Performance Share Units shall be made in a single sum of cash or Stock or a combination thereof as soon as practicable after the Committee certifies that such Award is payable, but in no event later than 2 1/2 months after the calendar year in which the Performance Cycle ends. It is intended that a Performance Share Unit Award be exempt from the application of Section 409A of the Code as a "short-term deferral."

          (e)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i)    Restricted Stock awarded to a Participant shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions (which may include Performance Goals) for such periods as the Committee may establish.

            (ii)   Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods, unless otherwise provided in the Award Agreement.

            (iii)  Restricted Stock awarded under the Plan shall be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

            (iv)  Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

          (f)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

            (i)    The Committee acting in its absolute discretion may grant Restricted Stock Units to Participants from time to time. Each such Restricted Stock Unit grant shall be evidenced by an Award Agreement, which shall set forth the number of Restricted Stock Units granted to the Employee, the date or dates and any other terms and conditions on which the Restricted Stock Units may vest and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

            (ii)   Except for dividend equivalent adjustments made by the Committee for stock dividends in accordance with Section 8, there shall be no adjustment to Restricted Stock Units for dividends paid by the Company.

            (iii)  Payment of vested Restricted Stock Units, or, if a Restricted Stock Unit Award is subject to partial vesting, the vested portion of such Award, shall be made in a single sum of cash or Stock or a combination thereof as soon as practicable after the Restricted Stock Units or portion of the Award vests, but in no event later than 2 1/2 months after the calendar year in which vesting occurs. It is intended that a Restricted Stock Unit Award be exempt from the application of Section 409A of the Code as a "short-term deferral."

          (g)    Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (i)    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of a share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(b)) shall not be less than the Fair Market Value of a share of Stock on the date of grant.

            (ii)   The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR if the Committee grants a SAR that may be settled in cash and it is determined that the SAR is subject to Section 409A of the Code, the SAR shall be payable in a single sum in accordance with Section 7(a).

          (h)    Cash Payments.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, including short-term incentive bonus awards, whether awarded separately or as a supplement to any other Award. The Committee shall determine the terms and conditions of such cash payment Awards.

            (i)    The Committee acting in its absolute discretion may make cash payment Awards subject to one or more Performance Goals that the Committee deems appropriate for Participants generally or for a Participant in particular, and shall establish the Performance Cycle for satisfying the same. If the Award is a short-term incentive bonus that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the right to receive such Award shall be conditional upon the achievement of objective Performance Goals that have been established by the Committee in writing not later than the earlier of (i) 90 days after the beginning of a Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed.

            (ii)   The Committee shall certify in writing the extent, if any, to which the Performance Goals for a Performance Cycle of a short-term incentive bonus that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code have been met and shall determine the cash payment Award payable to a Participant based on the extent to which he or she met his or her Performance Goals. If the Committee certifies that a cash payment Award is payable to a Participant for any Performance Cycle, such Award shall be paid in cash as soon as practical after such certification has been made, but in no event later than 2 1/2 months after the end of the calendar year in which the Performance Cycle ends. However, to the extent permitted by applicable law, no Participant shall have a nonforfeitable right to the payment of a bonus for any Performance Cycle if his or her employment with the Company has terminated for any reason whatsoever (other than death, Disability or retirement) before the date the bonus actually is paid. It is intended that a cash payment Award be exempt from the application of Section 409A of the Code as a "short-term deferral."

          (i)    Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants Other Stock-Based Awards instead of or in addition to Options, Deferred Stock Units, Performance Share Units, Restricted Stock, Restricted Stock Units, and SARs, as deemed by the Committee to be consistent with the purposes of the Plan and permissible under applicable local law. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

SECTION 7. ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

          (a)    Section 409A Compliance.    To the extent an Award is subject to Section 409A of the Code, such Award shall be paid as provided in the Award Agreement on the earliest to occur of

    •
    death,

    •
    Disability,

    •
    separation from service with the Company and all of its affiliates or, in the case of a Specified Employee, 6 months after a separation from service with the Company and all of its affiliates,

    •
    a "change in control event" (within the meaning of Section 409A of the Code), or

    •
    a fixed date as specified by the Committee in the applicable Award Agreement.

  Payment of an Award subject to Section 409A of the Code shall not be accelerated, except as provided in regulations issued by the Secretary of the Treasury under Section 409A of the Code.

          The Company intends that the Plan and any Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code (and any successor provisions of the Code) and the regulations and other guidance issued thereunder (the "Requirements"), to the extent applicable, and be operated in accordance with such Requirements so that any compensation deferred under such Awards (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Section 7(a). If any provision of the Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from the Plan, and the Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in the Plan as so modified or restricted, or as if such provision had not been originally incorporated in the Plan, as the case may be.

          (b)    Stand-Alone, Additional, Tandem, and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or (except as provided in Section 6(b)(iv)) in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards.

          (c)    Exchange and Buy-Out Provisions.    The Committee at any time may offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(b)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

          (d)    Term of Awards.    The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option (including any Director Option) or SAR exceed a period of 10 years from the date of its grant (or in the case of any ISO, such shorter period as may be applicable under Section 422 of the Code).

          (e)    Compliance with Code Section 162(m).    The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with Section 162(m) of the Code and the regulations issued thereunder.

          (f)    Change of Control.    Except to the extent otherwise provided in an Award Agreement or a change in control or severance agreement with the Company or a Subsidiary, in the event of a Change of Control, (i) all outstanding Option, SAR, Restricted Stock, and Restricted Stock Unit Awards that are not yet vested or exercisable, or that are subject to restrictions, shall become immediately 100% vested or free of any restrictions as of the date of the Change of Control, unless such Awards are assumed or replaced by an acquiring company or the surviving company in a merger, and (ii) all outstanding Performance Share Units and short-term incentive cash bonus Awards shall be paid at a percentage (not to exceed 100%) of target where the percentage is determined by dividing (i) the sum of 365 and the number of calendar days that have passed in the Performance Cycle by (ii) the total number of calendar days in the Performance Cycle. If an

  Option, SAR, Restricted Stock or Restricted Stock Unit Award is assumed or replaced by the acquiring or surviving company and the employment of the Participant is terminated for any reason other than Cause within 18 months after the date of the Change of Control, any such outstanding Awards shall become 100% vested or free of any restrictions as of the date the Participant's employment is terminated.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION IN CERTAIN EVENTS

        In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust (i) the number and kind of shares of Stock that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan and the share limits specified in Section 5, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award.

        In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code to the extent that such adjustment would adversely affect the status of the Award as such.

SECTION 9. GENERAL PROVISIONS

          (a)    Changes to the Plan and Awards.    The Board may amend, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except to the extent (i) approval of the Company's stockholders is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted or (ii) the Board, in its discretion, determines to submit such changes to the stockholders for approval, and the Committee may waive any conditions or rights under, or amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no amendment, suspension, discontinuation, or termination of the Plan or any Award or Award Agreement may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except to the extent required to comply with Section 409A of the Code.

          (b)    No Right to Award or Employment.    No employee, non-employee director, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or shall be viewed as requiring the Company or Subsidiary to continue the services of any contractor or consultant for any period.

          (c)    Taxes.    The Company or any Subsidiary is authorized to withhold from any Award granted or any payment relating to an Award, including from a distribution of Stock or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee deems advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Stock from the profit attributable to the exercise of any Option shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

          (d)    Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Award or right shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members, and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

          (e)    No Rights to Awards; No Stockholder Rights.    No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

          (f)    Securities Law Requirements.    The Committee may require, as a condition to the right to exercise any Award, or the vesting or lapse of restrictions on an Award, that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

          (g)    Termination.    The Plan shall terminate upon the earlier of (i) the adoption of a resolution by the Committee terminating the Plan or (ii) 12 years from the date the Plan is initially approved by the stockholders of the Company at the 2005 Annual Meeting of Stockholders.

          (h)    Prior Plan.    The Plan replaces and supersedes the Prior Plan, and the Prior Plan automatically shall terminate as of the date the stockholders approve the Plan, except that such termination shall not affect any grants or awards then outstanding under the Prior Plan.

          (i)    Fractional Shares.    The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

          (j)    Discretion.    In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise, such grant of authority or discretion would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

          (k)    Effective Date.    The effective date of the Plan shall be the date of its adoption by the Board; provided the stockholders of the Company (acting at a duly called meeting of such stockholders) approve such adoption within 12 months of such effective date. Any Award granted before such stockholder approval automatically shall be granted subject to such approval. No Stock shall be issued pursuant to the Plan prior to approval of the Plan by the stockholders.

	DETACH HERE	ZSRO72
PROXY	This Proxy is Solicited on Behalf of the Board of Directors of	PROXY

SEROLOGICALS CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareowners and Proxy Statement, dated April 8, 2005, and does hereby appoint Harold W. Ingalls and Philip A. Theodore or either of them, with full power of substitution, as proxy or proxies of the undersigned, to represent the undersigned and to vote all shares of Common Stock of Serologicals Corporation (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareowners of the Corporation to be held at 8:00 a.m., local time, on Wednesday, May 11, 2005, at the Renaissance Concourse Hotel Atlanta, 1 Hartsfield Centre Parkway, Atlanta, Georgia 30354, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock.

This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareowner(s). If no direction is made, it will be voted in accordance with the recommendations of the Board ("FOR" the nominees for election to the Board, "FOR" approval of the 2005 Incentive Plan, "FOR" the proposal to amend the Corporation's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 115,000,000, and "FOR" the proposal to ratify the appointment of independent auditors for the fiscal year ending January 1, 2006).

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side of this Proxy Card. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSRO71
☒	Please mark votes as in this example.	#SRO

SEROLOGICALS CORPORATION

1.	Election of Directors				2.	To approve the 2005 Incentive Plan
	(01) Robert J. Clanin				3.	To amend the Amended and Restated Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock from 50,000,000 to 115,000,000
	(02) Gerard M. Moufflet.				4.	To ratify the appointment of independent auditors for the fiscal year ended January 1, 2006
	(03) Lawrence E. Tilton				5.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the Meeting or any adjournment(s) thereof.
	FOR ALL NOMINEES	☐	☐	WITHHOLD FROM ALL NOMINEES
☐	For all nominees except as noted above
					Mark box at right if you intend to attend the Annual Meeting of Shareowners.		☐
					Mark box at right if an address change or comment has been noted on the reverse side of this card.		☐
					Please be sure to sign and date this Proxy.
Signature:	Date:	Signature:	Date:

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
CORPORATE GOVERNANCE AND BOARD MATTERS
PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING PROPOSAL ONE ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR WHOSE TERMS OF OFFICE WILL EXPIRE IN 2008 (CLASS 1)
DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE 2005 ANNUAL MEETING
PROPOSAL TWO APPROVAL OF THE SEROLOGICALS CORPORATION 2005 INCENTIVE PLAN
PROPOSAL THREE INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL FOUR RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN SHAREOWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Recommended Ownership Levels
Compensation and Human Resources Committee
PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG SEROLOGICALS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX
Total Return Analysis
INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Appendix A Audit Committee Charter
SEROLOGICALS CORPORATION CHARTER OF AUDIT COMMITTEE OF BOARD OF DIRECTORS Amended and Restated on March 8, 2005
Appendix B Serologicals Corporation 2005 Incentive Plan